UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

(RULE 14a-1)

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Securities Exchange Act of 1934

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VORNADO REALTY TRUST

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VORNADO REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

2012

888 Seventh Avenue

New York, New York 10019

Notice of Annual Meeting of Shareholders to Be Held on May 24, 2012

To our Shareholders:

The 2012 Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 24, 2012, beginning at 11:30 A.M., local time, for the following purposes:

(1)    To elect three persons to the Board of Trustees of the Company. Each person elected will serve for a term of three years and until his respective successor is duly elected and qualified.

(2)    To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

(3)    To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

(4)    To consider and vote upon a non-binding shareholder proposal regarding majority voting, if properly presented at the meeting.

(5)    To consider and vote upon a non-binding shareholder proposal regarding establishing one class of trustees to be elected annually, if properly presented at the meeting.

(6)    To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Trustees of the Company has fixed the close of business on March 30, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Please review the accompanying Proxy Statement and proxy card. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize your proxy by the Internet or by touch-tone phone as described on the proxy card. Alternatively, you may sign the proxy card and return it in accordance with the instructions included with the proxy card. You may revoke your proxy by (1) executing and submitting a later-dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office, or (4) attending the Annual Meeting and voting in person. To be effective, later-dated proxy cards, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 23, 2012.

By Order of the Board of Trustees,

Alan J. Rice

Secretary

April 13, 2012

2012 PROXY STATEMENT	VORNADO REALTY TRUST	1

888 Seventh Avenue

New York, New York 10019

PROXY STATEMENT

Annual Meeting of Shareholders to Be Held on May 24, 2012

The accompanying proxy is being solicited by the Board of Trustees (the “Board of Trustees” or the “Board”) of Vornado Realty Trust, a Maryland real estate investment trust (“we,” “us,” “our” or the “Company”), for exercise at our 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 24, 2012, beginning at 11:30 A.M., local time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 888 Seventh Avenue, New York, New York 10019. Our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Shareholders, the proxy card or voting instruction form and our 2011 Annual Report are being distributed and made available on or about April 13, 2012.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our shareholders on the Internet. Accordingly, a notice of Internet availability of proxy materials will be mailed on or about April 13, 2012 to our shareholders of record as of the close of business on March 30, 2012. Shareholders will have the ability to (1) access the proxy materials on a website referred to in the notice or (2) request that a printed set of the proxy materials be sent, at no cost to them, by following the instructions in the notice. You will need your 12-digit control number that is included with the notice mailed on or about April 13, 2012, to vote your shares through the Internet. If you have not received a copy of this notice, please contact our investor relations department at 201-587-1000 or send an e-mail to ircontact@vno.com. If you wish to receive a printed version of these materials, you may request them at www.proxyvote.com or by dialing 1-800-579-1639 and following the instructions at that website or phone number.

How do you vote?

You may vote in person at the Annual Meeting or you may authorize your proxy over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning a proxy card. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later-dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office or (4) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. To be effective, later-dated proxy cards, proxies authorized via the Internet, telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 23, 2012.

If you hold your common shares in “street name” (that is, through a bank, broker or other nominee), your nominee will not vote your shares (other than with respect to the ratification of the appointment of our independent registered public accounting firm) unless you provide instructions to your nominee on how to vote your shares. You should instruct your nominee how to vote your shares by following the directions provided by your nominee.

We will pay the cost of soliciting proxies. We have hired MacKenzie Partners, Inc. to solicit proxies for a fee not to exceed $5,500. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing. If you hold shares in “street name,” you will receive instructions from your nominee that you must follow in order to have your proxy authorized, or you may contact your nominee directly to request these instructions.

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Who is entitled to vote?

Only shareholders of record as of the close of business on March 30, 2012 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the “record date.” On that date, 185,642,051 of our common shares of beneficial interest, par value $0.04 per share (the “Shares”), were outstanding. Holders of Shares as of the record date are entitled to one vote per Share on each matter properly presented at the Annual Meeting.

How do you attend the meeting in person?

If you would like to attend the Annual Meeting in person, you will need to bring an account statement or other evidence acceptable to us of ownership of your Shares as of the close of business on the record date. If you hold Shares in “street name” and wish to vote in person at the Annual Meeting, you will need to contact your bank, broker or other nominee and obtain a legal proxy from your nominee and bring it to the Annual Meeting.

How will your votes be counted?

The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Any proxy, properly executed and returned, will be voted as directed and, if no direction is given, will be voted as recommended by the Board of Trustees in this Proxy Statement and in the discretion of the proxy holder as to any other matter that may properly come before the meeting. A broker non-vote and any proxy marked “withhold authority” or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of trustees, the ratification of the appointment of our registered independent public accounting firm and the non-binding, advisory vote on executive compensation or the shareholder proposals. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneficial owner.

The election of each of our nominees for trustee requires a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and the approval of the non-binding, advisory vote on executive compensation, the non-binding shareholder proposal regarding majority voting and the non-binding shareholder proposal regarding establishing one class of trustees to be elected annually each require a majority of the votes cast on such matters at the Annual Meeting.

PROPOSAL 1: ELECTION OF TRUSTEES

TRUSTEES STANDING FOR ELECTION

Our Board currently has 11 trustees. On February 23, 2012, our Board, on the recommendation of our Corporate Governance and Nominating Committee, nominated each of Messrs. Steven Roth, Michael D. Fascitelli and Russell B. Wight, Jr. for election at our Annual Meeting to the class of trustees to serve until the Annual Meeting of Shareholders in 2015 and until their respective successors are duly elected and qualified. Each of these nominees currently serves as a member of our Board. Our organizational documents provide that our trustees are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of trustees is elected at each Annual Meeting to hold office for a term of three years and until their respective successors have been duly elected and qualified.

Unless you direct otherwise in your signed proxy, each of the persons named in the attached proxy will vote your proxy for the election of the three nominees listed below as trustees. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternate nominee who will be recommended by our Corporate Governance and Nominating Committee and nominated by the Board. Alternatively, the Board may reduce the size of the Board and number of nominees. Proxies may be voted only for the nominees named or such alternates. We do not currently anticipate that any nominee for trustee will be unable to serve as trustee.

The Board of Trustees recommends that shareholders vote “FOR” approval of the election of each of the nominees listed below to serve as a trustee until the Annual Meeting of Shareholders in 2015 and until his respective successor has been duly elected and qualified.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	3

Under our Amended and Restated Bylaws (the “Bylaws”), a plurality of all the votes cast at the Annual Meeting, if a quorum is present, is sufficient to elect a trustee. Under Maryland law, proxies marked “withhold authority” will have no effect on the result of this vote. A broker non-vote will also have no effect on the result of this vote.

The following table lists the nominees and the other present members of the Board. For each such person, the table lists the age, principal occupation, position presently held with the Company, if any, and the year in which the person first became a member of our Board or a director of our predecessor, Vornado, Inc.

Name	Age	Principal Occupation and, if applicable, Present Position with the Company	Year Term Will Expire	Year First Appointed or Elected as Trustee
Nominees for Election to Serve as Trustees Until the Annual Meeting in 2015
Steven Roth(1)	70	Chairman of the Board of Trustees of the Company; Managing General Partner of Interstate Properties	2015	1979
Michael D. Fascitelli(1)	55	President and Chief Executive Officer of the Company	2015	1996
Russell B. Wight, Jr.(1)(2)(3)(4)	72	A general partner of Interstate Properties	2015	1979
Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2013
Candace K. Beinecke(2)(3)	65	Chair of Hughes Hubbard & Reed LLP	2013	2007
Robert P. Kogod(2)(5)	80	President of Charles E. Smith Management LLC	2013	2002
David Mandelbaum(2)(3)	76	A member of the law firm of Mandelbaum & Mandelbaum, P.C.; a general partner of Interstate Properties	2013	1979
Dr. Richard R. West(2)(5)(6)	74	Dean Emeritus, Leonard N. Stern School of Business, New York University	2013	1982
Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2014
Anthony W. Deering(2)(5)	67	Chairman of Exeter Capital, LLC	2014	2005
Michael Lynne(2)(6)	70	Principal of Unique Features	2014	2005
Ronald G. Targan(2)(6)	85	President of Malt Products Corporation	2014	1980
Daniel R. Tisch(2)	60	Managing Member of TowerView LLC	2014	2012

(1)	Member of the Executive Committee of the Board.

(2)	Independent pursuant to the rules of the New York Stock Exchange (“NYSE”) as determined by vote of the Board.

(3)	Member of the Corporate Governance and Nominating Committee of the Board.

(4)	Lead Trustee.

(5)	Member of the Audit Committee of the Board.

(6)	Member of the Compensation Committee of the Board.

BIOGRAPHIES OF OUR TRUSTEES

Ms. Beinecke has served as Chair of Hughes Hubbard & Reed LLP, a New York law firm, since 1999 and is a practicing partner in Hughes Hubbard’s Corporate Department. Ms. Beinecke also serves as Chairperson of the Board of Arnhold & S. Bleichroeder Advisors LLC’s First Eagle Funds, Inc. (a U.S. public mutual fund family), and as a board member of ALSTOM (a public French transport and power company).

4	VORNADO REALTY TRUST	2012 PROXY STATEMENT

Mr. Deering is Chairman of Exeter Capital, LLC (a private investment firm). He previously served as Chairman of the Board and Chief Executive Officer of The Rouse Company (a public real estate company) until its merger with General Growth Properties in November 2004. Mr. Deering joined The Rouse Company in 1972 and also served as its Vice President and Treasurer, Senior Vice President and Chief Financial Officer, and President and Chief Operating Officer. Mr. Deering is also a director of a number of the T. Rowe Price Mutual Funds (investment management funds) and a director of Under Armour, Inc. (a sporting goods company). Mr. Deering served as a director of Mercantile Bank (a banking institution) from 2002 to 2007.

Mr. Fascitelli has been our President and a trustee since December 1996 and our Chief Executive Officer since May 2009. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman, Sachs & Co. (an investment banking firm) in charge of its real estate practice and was a vice president prior thereto. He is also a director and the President of Alexander’s, Inc. (“Alexander’s”) (a real estate investment trust) and a director of Toys “R” Us, Inc. (a retailer). In addition, from August 2005 through June 2008, Mr. Fascitelli was a member of the Board of Trustees of GMH Communities Trust (a real estate investment trust).

Mr. Kogod was appointed a trustee on January 1, 2002, the date Charles E. Smith Commercial Realty L.P. merged into a subsidiary of the Company. Currently, Mr. Kogod is the President of Charles E. Smith Management LLC (a privately-owned investment firm that is not affiliated with the Company). Previously, Mr. Kogod was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P., from October 1997 through December 2001, and was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Residential Realty from June 1994 to October 2001. Mr. Kogod also served as a trustee of Archstone-Smith Trust (a real estate investment trust) until it was sold in 2007.

Mr. Lynne has been a principal of Unique Features (a motion picture company) since its formation in 2008. Prior to that he was Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation (a subsidiary of Time Warner, Inc. and a motion picture company) since 2001. Prior to 2001, Mr. Lynne served as President and Chief Operating Officer of New Line Cinema, starting in 1990. From 2006 until 2008, Mr. Lynne served on the Board of Directors of Time Warner Cable Inc. (a telecommunications company).

Mr. Mandelbaum has been a member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1967. Since 1968, he has been a general partner of Interstate Properties (an owner of shopping centers and investor in securities and partnerships, “Interstate”). Mr. Mandelbaum is also a director of Alexander’s.

Mr. Roth has been the Chairman of our Board of Trustees since May 1989 and Chairman of the Executive Committee of the Board since April 1980. From May 1989 until May 2009, Mr. Roth also served as our Chief Executive Officer. Since 1968, he has been a general partner of Interstate and he currently serves as its Managing General Partner. He is the Chairman of the Board and Chief Executive Officer of Alexander’s. Since 2011, Mr. Roth has been a director of J. C. Penney Company, Inc. (a retailer). In addition, from 2005 until February 2011, Mr. Roth was a director of Toys “R” Us, Inc.

Mr. Targan has been the President of Malt Products Corporation of New Jersey (a producer of malt syrup) since 1962. From 1964 until July 2002, Mr. Targan was a member of the law firm of Schechner and Targan, P.A.

Mr. Tisch has been the Managing Member of TowerView LLC (a private investment partnership) since 2001. Mr. Tisch also serves as a member of the Board of Directors of Tejon Ranch Company (a real estate development and agribusiness company).

Dr. West is Dean Emeritus of the Leonard N. Stern School of Business at New York University. He was a professor there from September 1984 until September 1995 and Dean from September 1984 until August 1993. Prior thereto, Dr. West was Dean of the Amos Tuck School of Business Administration at Dartmouth College. Dr. West is also a director of Alexander’s.

Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander’s.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	5

RELATIONSHIPS AMONG OUR TRUSTEES

We are not aware of any family relationships among any of our trustees or executive officers or persons nominated or chosen by us to become trustees or executive officers.

Messrs. Roth, Wight and Mandelbaum each are general partners of Interstate. Since 1992, Vornado has managed all the operations of Interstate for a fee as described in “Certain Relationships and Related Transactions—Transactions Involving Interstate Properties.”

Messrs. Roth, Fascitelli, Wight and Mandelbaum and Dr. West are also directors of Alexander’s. As of the record date, we, together with Interstate and its general partners, beneficially own approximately 60% of the outstanding common stock of Alexander’s.

For more information concerning Interstate, Alexander’s and other relationships involving our trustees, see “Certain Relationships and Related Transactions.”

CORPORATE GOVERNANCE

The common shares of the Company or its predecessor have been continuously listed on the NYSE since January 1962 and the Company is subject to the NYSE’s Corporate Governance Standards.

The Board has determined that Ms. Beinecke and Messrs. Deering, Kogod, Lynne, Mandelbaum, Targan, Tisch and Wight and Dr. West are independent under the Corporate Governance Standards of the NYSE, with the result that nine of our 11 trustees are independent. The Board reached its conclusion after considering all applicable relationships between or among such trustees and the Company or management of the Company. These relationships are described in the sections of this proxy statement entitled “Relationships Among Our Trustees” and “Certain Relationships and Related Transactions.” Among other factors considered by the Board in making its determinations regarding independence was the Board’s determination that these trustees met all of the “bright-line” requirements of the NYSE Corporate Governance Standards as well as the categorical standards adopted by the Board as contained in our Corporate Governance Guidelines.

As part of its commitment to good corporate governance, the Board of Trustees has adopted the following documents:

¢	Audit Committee Charter

¢	Compensation Committee Charter

¢	Corporate Governance and Nominating Committee Charter

¢	Corporate Governance Guidelines (attached as Annex A)

¢	Code of Business Conduct and Ethics

We have made available on our website (www.vno.com) copies of these documents. We will post any future changes to these documents to our website and may not otherwise publicly file such changes. Our regular filings with the SEC and our trustees’ and executive officers’ filings under Section 16(a) of the Securities Exchange Act of 1934 are also available on our website. In addition, copies of these documents are available free of charge from the Company upon your written request. Requests should be sent to our investor relations department located at our principal executive office.

The Code of Business Conduct and Ethics applies to all of our trustees, executives and other employees.

COMMITTEES OF THE BOARD OF TRUSTEES

The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Other than the Executive Committee, each committee is comprised solely of independent trustees.

6	VORNADO REALTY TRUST	2012 PROXY STATEMENT

The Board held six meetings during 2011. Each trustee attended at least 75% of the combined total of the meetings of the Board and all committees on which he or she served during 2011.

In addition to full meetings of the Board, non-management trustees met four times in sessions without members of management present. Mr. Wight, as Lead Trustee, acts as presiding member during these non-management sessions. We do not have a policy with regard to trustees’ attendance at Annual Meetings of Shareholders. All of our trustees serving at the time of our 2011 Annual Meeting of Shareholders were present at the meeting.

Executive Committee

The Executive Committee possesses and may exercise certain powers of the Board in the management of the business and affairs of the Company. The Executive Committee consists of three members, Messrs. Roth, Fascitelli and Wight. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2011.

Audit Committee

The Audit Committee held seven meetings during 2011. During 2011, the members of the Audit Committee were: (a) Dr. West, as Chairman; (b) Mr. Deering; and (c) Mr. Targan, from January 1, 2011 until May 26, 2011, and Mr. Kogod, from May 26, 2011 until the present time.

The Board has adopted a written Audit Committee Charter, which sets forth the membership requirements and responsibilities of the Audit Committee, among other matters. The Board has determined that all existing Audit Committee members meet the NYSE and SEC standards for independence and the NYSE standards for financial literacy. In addition, at all times, at least one member of the Audit Committee has met the NYSE standards for financial management expertise.

The Board has determined that each of Dr. West and Mr. Deering is an “audit committee financial expert,” as defined by SEC Regulation S-K, and thus has at least one such expert serving on its Audit Committee. The Board reached these conclusions based on the relevant experience of Dr. West and Mr. Deering, including as described above under “Biographies of our Trustees.”

The Audit Committee’s purposes are to (i) assist the Board in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of internal control over financial reporting and other procedures. Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.vno.com).

Compensation Committee

The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting and administration of awards under the Company’s omnibus share plans. The committee, which held 10 meetings during 2011, consists of three members: Mr. Lynne, as Chairman, Mr. Targan and Dr. West. All members of the Compensation Committee have been determined by the Board to be independent. The Board has adopted a written Compensation Committee Charter.

Compensation decisions for our executive officers are made by the Compensation Committee. Decisions regarding compensation of other employees are made by our President and Chief Executive Officer in consultation with our Chairman and are subject to review and approval of the Compensation Committee. Compensation decisions for our trustees are made by the Compensation Committee and/or the full Board.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	7

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company’s Secretary and/or other members of management. Compensation Committee meetings are attended from time to time by members of management at the invitation of the Compensation Committee. The Compensation Committee’s Chairman reports the committee’s determination of executive compensation to the Board. The Compensation Committee has authority under its charter to elect, retain, approve fees for and terminate compensation consultants, special counsel or other experts or consultants as it deems appropriate to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid by us to outside consultants to ensure that such consultants maintain their objectivity and independence when rendering advice to the committee.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3; and (ii) “outside directors” for the purposes of Section 162(m). Currently, all members of the Compensation Committee meet these criteria.

See “Compensation Discussion and Analysis” below for a discussion of the role of executive officers in determining or recommending compensation for our executive officers. We have also included under “Compensation Discussion and Analysis” a discussion of the role of compensation consultants in determining or recommending the amount or form of executive or trustee compensation.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, which met two times during 2011, consists of Ms. Beinecke, as Chair, and Messrs. Mandelbaum and Wight. In addition, the Chair of our Corporate Governance and Nominating Committee participated in discussions with several of our shareholders directly and with members of our senior management regarding their discussions with shareholders concerning shareholder views on our governance and compensation. In addition, in connection with the selection of Mr. Tisch to join our Board in January of 2012, members of the Corporate Governance and Nominating Committee held several individual meetings and conducted several interviews prior to ultimately proposing Mr. Tisch to serve on the Board. Each of Ms. Beinecke and Messrs. Mandelbaum and Wight has been determined by the Board to be independent. The Board has adopted a written Corporate Governance and Nominating Committee Charter. The committee’s responsibilities include the selection of potential candidates for the Board and the development and review of our governance principles. It also reviews trustee compensation and benefits, and oversees annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees as well as management succession plans. The committee selects and evaluates candidates for the Board in accordance with the criteria set out in the Company’s Corporate Governance Guidelines and as are set forth below. The committee is then responsible for recommending to the Board a slate of candidates for trustee positions for the Board’s approval. Generally, candidates for a position as a member of the Board are suggested by existing Board members, however, the Corporate Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board sent to the Corporate Governance and Nominating Committee, c/o Alan J. Rice, Secretary, Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019, and will evaluate any such recommendations using the criteria set forth in the Corporate Governance and Nominating Committee Charter.

LEAD TRUSTEE

On February 23, 2012, our independent Trustees re-appointed Mr. Wight to serve as Lead Trustee for a one-year term. He has served in such capacity since February 2009. The responsibilities and duties of the Lead Trustee are described in our Corporate Governance Guidelines.

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CRITERIA AND DIVERSITY

In considering whether to recommend any candidate for election or re-election as a trustee, including candidates recommended by shareholders, the Corporate Governance and Nominating Committee will apply the criteria set forth in our Corporate Governance Guidelines and considers criteria including:

¢	personal abilities and skills;

¢	personal qualities and characteristics, accomplishments and reputation in the business community;

¢	current knowledge and understanding of our industry, other industries relevant to our business and the communities in which we do business;

¢	ability and willingness to commit adequate time to Board and committee matters;

¢	the fit of the individual’s skills with those of other trustees in building a Board that is effective and responsive to the needs of the Company; and

¢	diversity of viewpoints, experience and other demographics.

Accordingly, in consideration with many other factors, the Committee selects nominees with a broad diversity of abilities, experience, professions, skills and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of members of our Board of Trustees, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

We believe our current nominees for the Board of Trustees and the other members of our Board collectively have the abilities, skills and experience to create a board that is well-suited to oversee the management of Vornado. Each member has the integrity, business judgment and commitment to our Board and our shareholders that comprise essential characteristics for a trustee of Vornado. Our trustees also bring to the Board highly developed skills in diverse areas such as finance and investing, accounting, law and the operation of real estate companies and are recognized leaders in their respective fields. In addition, members of the Board have diverse views and experiences that strengthen their ability to guide our Company. Additionally, we believe that the significant shareholdings in our Company held by our Board members are an important factor in aligning our Board’s perspective with those of its shareholders in general. All of our trustees have equity interests in our Company. In addition, all of our trustees have extensive experience serving on the boards, and/or being at the most senior management level, of other public or private organizations. More specifically, Messrs. Roth, Fascitelli, Deering, Kogod, Mandelbaum, Targan and Wight each has extensive experience in the real estate industry generally, and with Vornado specifically, and is skilled in the investment in and operation of real estate or real estate companies. Dr. West and Mr. Deering each bring extensive experience in financial and accounting oversight. Messrs. Deering, Kogod, Lynne, Targan and Tisch each has experience leading other companies. Dr. West has had a lengthy career in academia and as a leader of prominent business schools. Ms. Beinecke and Messrs. Mandelbaum and Targan each has led a law firm. Mr. Tisch has extensive experience in investing, in the capital markets and in risk management. Our Board greatly benefits from this robust and diverse set of abilities, skills and experience.

LEADERSHIP STRUCTURE

Currently, our Board of Trustees has an active, independent Lead Trustee and the positions of Chairman and Chief Executive Officer are held by separate persons. At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	9

THE BOARD’S ROLE IN RISK OVERSIGHT

While risk management is primarily the responsibility of the Company’s senior management team, the Board of Trustees is responsible for the overall supervision of the Company’s risk management activities. The Board’s oversight of the material risks faced by our Company occurs at both the full Board level and at the committee level. The Board’s role in the Company’s risk oversight process includes receiving reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within our organization or in connection with other management-prepared presentations of risk to enable the Board (or committee, as applicable) to understand our risk identification, risk management and risk mitigation strategies. By “risk owner,” we mean that person or group of persons who is or are primarily responsible for overseeing a particular risk. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management and reports to the full Board its conclusions as a partial basis for further discussion by the full Board. This enables the Board and the applicable committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. In addition to the Board’s review of risks applicable to the Company generally, the Board conducts an annual strategic and personnel review.

* * * * *

Persons wishing to contact the independent members of the Board should call (866) 537-4644. A recording of each phone call to this number will be sent to one independent member of the Audit Committee as well as to a member of management who may respond to any such call if the caller provides a return number. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.vno.com).

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PRINCIPAL SECURITY HOLDERS

The following table lists the number of Shares and Units beneficially owned, as of March 30, 2012, by (i) each person who holds more than a 5% interest in the Company or our operating partnership, Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), (ii) trustees of the Company, (iii) the executive officers of the Company defined as “Named Executive Officers” in “Executive Compensation” below, and (iv) the trustees and all executive officers of the Company as a group. Unless otherwise specified, “Units” are Class A units of limited partnership interest of our Operating Partnership and other classes of units convertible into Class A units. The Company’s ownership of Units is not reflected in the table but is described in footnotes (1) and (2).

Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares and Units Beneficially Owned(1)(2)	Percent of All Shares(1)(2)(3)	Percent of All Shares and Units(1)(2)(4)

Named Executive Officers and Trustees

Steven Roth(5)(6)(7)(8)	(9)	8,615,645	4.63%	4.35%

David Mandelbaum(5)(8)(10)	(9)	9,053,368	4.88%	4.58%

Russell B. Wight, Jr.(5)(8)(11)	(9)	6,075,125	3.27%	3.07%

Michael D. Fascitelli(7)(8)(12)	(9)	2,529,091	1.36%	1.28%

Robert P. Kogod(8)(13)	(9)	2,054,833	1.10%	1.04%

Ronald G. Targan(8)	(9)	607,935	*	*

David R. Greenbaum(7)(8)(14)	(9)	488,859	*	*

Joseph Macnow(7)(8)(1[5] )	(9)	193,570	*	*

Mitchell N. Schear(7)(8)	(9)	133,982	*	*

Richard R. West(8)(1[6] )	(9)	30,074	*	*

Anthony W. Deering(8)	(9)	9,429	*	*

Michael Lynne(8)	(9)	6,058	*	*

Candace K. Beinecke(8)	(9)	4,427	*	*

Daniel R. Tisch(8)	(9)	—	*	*

All trustees and executive officers as a group (17 persons)(7)(8)	(9)	18,795,094	9.98%	9.44%

Other Beneficial Owners

The Vanguard Group, Inc.(1[7] )	100 Vanguard Blvd Malvern, PA 19355	16,085,500	8.66%	8.13%

BlackRock, Inc. (18)	40 East 52nd Street New York, NY 10019	14,018,362	7.55%	7.09%

Cohen & Steers, Inc.(19)	280 Park Avenue New York, NY 10017	11,311,437	6.09%	5.72%

*Less	than 1%.

(1)	Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares and Units. Numbers and percentages in the table are based on 185,642,051 Shares and 12,172,197 Units (other than Units held by the Company) outstanding as of March 30, 2012.

(2)

In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 94% of the Units of, the Operating Partnership as of March 30, 2012 (one Unit for each Share outstanding). Generally,

2012 PROXY STATEMENT	VORNADO REALTY TRUST	11

any time after one year from the date of issuance (or two years in the case of certain holders), holders of Units (other than the Company) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Unit redeemed or, at the option of the Company, cash or one Share for each Unit tendered, subject to customary anti-dilution provisions (the “Unit Redemption Right”). Holders of Units may be able to sell publicly Shares received upon the exercise of their Unit Redemption Right pursuant to registration rights agreements with the Company. The Company has filed registration statements with the SEC to register the issuance or resale of certain of the Shares issuable upon the exercise of the Unit Redemption Right.

(3)	The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of other Company or Operating Partnership securities for or into Shares) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)	The total number of Shares and Units outstanding used in calculating this percentage assumes that all Shares and Units that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of Company or Operating Partnership securities for or into Shares or Units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(5)	Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the three general partners, owns 5,603,548 Shares. These Shares are included in the total Shares and the percentage of class for each of them. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares. 1,000,000 of the Shares held by Interstate are pledged as security for loans from a third party.

(6)	Includes 252,928 Shares held in a grantor trust and 3,873 Shares owned by the Daryl and Steven Roth Foundation, over which Mr. Roth holds sole voting power and sole investment power. Does not include 37,299 Shares owned by Mr. Roth’s wife, as to which Mr. Roth disclaims any beneficial interest.

(7)	The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to the vesting of options: Steven Roth—434,661; Michael D. Fascitelli—411,342; Joseph Macnow—92,780; David R. Greenbaum—114,172; Mitchell N. Schear—74,021; and all trustees and executive officers as a group—1,256,927.

(8)	The number of Shares beneficially owned by Richard R. West includes 304 shares of unvested restricted stock and 9,477 shares of unvested restricted stock for all trustees and executive officers as a group. Dr. West may direct the voting of these unvested restricted Shares deemed owned by him. The number of Shares and Units (but not the number of Shares alone) beneficially owned by the following persons also includes the number of vested and redeemable restricted units (as described below) as indicated: David Mandelbaum—982; Russell B. Wight, Jr.—982; Robert P. Kogod—982; Ronald G. Targan—982; Richard R. West—678; Anthony W. Deering—3,786; Michael Lynne—3,786; Candace K. Beinecke—3,786; and all trustees and executive officers as a group—15,964. The number of Shares or Units beneficially owned by the following persons does not include the number of unvested or unredeemable restricted units as indicated: Steven Roth—190,347; David Mandelbaum—2,270; Russell B. Wight, Jr.—2,270; Michael D. Fascitelli—189,935; Robert P. Kogod—2,270; Ronald G. Targan—2,270; David R, Greenbaum, 64,369; Joseph Macnow—55,494; Mitchell N. Schear —60,968; Richard R. West—1,966; Anthony W. Deering—2,270; Michael Lynne—2,270; Candace K. Beinecke—2,007; Daniel R. Tisch—2,966; and all trustees and executive officers as a group—657,372. The number of Shares or Units beneficially owned by the following persons does not include the number of unvested OPP Units as indicated: Steven Roth—88,328; Michael D. Fascitelli—88,328; David R. Greenbaum—17,666; Joseph Macnow—16,060; Mitchell N. Schear—16,060; and all trustees and executive officers as a group—261,774.

(9)	The address of such person(s) is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

(10)	Of these Shares, 2,909,252 are held in a partnership of which the general partner is Mr. Mandelbaum and the limited partners are Mr. Mandelbaum and trusts for the benefit of Mr. Mandelbaum and his issue. In addition, 122,002 of these Shares are held in trusts for the benefit of Mr. Mandelbaum’s grandchildren.

12	VORNADO REALTY TRUST	2012 PROXY STATEMENT

(11)	Includes 8,495 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 16,575 Shares owned by the spouse and children of Mr. Wight. Mr. Wight disclaims any beneficial interest in these Shares.

(12)	The number of Shares beneficially owned by Mr. Fascitelli includes 271,462 Shares held in grantor annuity trusts and 105,191 Shares held in a limited liability company and does not include 3,150 Shares owned by his children.

(13)	Includes 940,057 Units held through corporations (individually or jointly with spouse). Excludes 289,424 Shares/Units held by spouse.

(14)	Includes 49,817 units held by a limited liability company and 100,000 Shares held in grantor trusts. Excludes 78,060 Shares and 3,040 Units held by his children and 17,566 held by his spouse.

(15)	Mr. Macnow and his wife jointly own 100,790 of these Shares, which are pledged as security for loans from third parties.

(16)	Dr. West and his wife own 3,356 of these Shares jointly. Also included are 1,433 Shares that may be acquired upon conversion of 1,000 Series A preferred shares of beneficial interest owned by Dr. West.

(17)	According to an amendment to Schedule 13G filed on February 2, 2012, The Vanguard Group, Inc., either directly or through affiliates, beneficially owns and has dispositive power and/or it directs the voting of those Shares.

(18)	According to an amendment to Schedule 13G filed on February 2, 2012, BlackRock, Inc. and related entities control these Shares.

(19)	According to an amendment to Schedule 13G filed on February 14, 2012, Cohen & Steers, Inc., either directly or through affiliates, beneficially owns and/or has dispositive power with respect to these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, certain classes of our equity securities with the SEC. Such trustees, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that there were no filing deficiencies under Section 16(a) by our trustees, executive officers and 10% shareholders in the year ended December 31, 2011 (or in 2012, prior to the mailing of this proxy statement) that were not reported in the proxy statement for our 2011 Annual Meeting of Shareholders.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	13

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or “CD&A,” describes our executive compensation program for fiscal year 2011, certain elements of our 2012 program and the executive pay philosophy adhered to by our Compensation Committee in making executive compensation decisions. We use our executive compensation program to attract, retain and appropriately reward the members of our senior executive management team who lead our Company. In particular, this CD&A explains how the Compensation Committee made 2011 compensation decisions for our senior executive management team, including the following named executive officers (the “Named Executive Officers” or “NEOs”):

¢	Steven Roth, Chairman

¢	Michael D. Fascitelli, President and Chief Executive Officer (our “CEO”)

¢	Joseph Macnow, Executive Vice President, Finance and Administration and Chief Financial Officer

¢	David Greenbaum, President, New York Office Division

¢	Mitchell Schear, President, Vornado/Charles E. Smith Washington, DC Office Division

Executive Summary

Historically, we have awarded compensation in a combination of salary, bonus (payable in cash and/or equity) determined on a non-formulaic basis and long-term incentives in the form of equity. We typically have sought to align the interests of our executives with those of our shareholders by awarding a high proportion of total compensation in the form of equity which vests over time. In connection with our most recent equity decisions, we determined to replace our annual bonuses with an annual incentive award that is performance-based with a formulaic threshold (we must achieve at least 80% of the prior year’s Comparable FFO (as described later)) and cap (total awards cannot exceed 1.25% of Comparable FFO). In addition, for our senior executive management team, we have determined to provide that approximately 50% of their equity compensation be in the form of performance-based equity awards. As described in more detail later, we believe these changes, among others described in this section, respond to the concerns of our shareholders without subjecting the Company to undue risk. The specifics of our new short and long-term incentive programs are described below in this section under “Elements of Our Compensation Program.”

Following the results of the “Say on Pay” vote at our 2011 Annual Meeting of Shareholders, our management reached out to shareholders to discuss our executive compensation program. This was a follow-up to the contact we had with some of the institutional holders of our shares that took place in connection with our 2011 “Say on Pay” vote as well the feedback we received from leading proxy advisory firms in their proxy research reports. In conjunction with our shareholder outreach, our Compensation Committee approved certain changes to our executive compensation program. These changes have been fully implemented for our 2012 fiscal year and partially implemented for our 2011 fiscal year. Specifically, changes have been made to annual incentive compensation to make it subject to formula-based criteria and to long-term incentive compensation to shift more of executive compensation to performance-based compensation, and, therefore, further increase alignment with the interests of the Company’s shareholders. To date, the feedback we have received from our shareholders regarding these changes has been universally positive.

We believe that the quality, skills and dedication of our Named Executive Officers are critical factors that affect the long-term value of the Company. Accordingly, one of the fundamental objectives of our Compensation Committee is to ensure we provide a comprehensive compensation program that aids us in our efforts to attract, retain and appropriately reward a “best-in-class” executive management team to achieve continued success in a highly-competitive commercial real estate industry. To better align the interests of our executive officers with those of our shareholders in a pay-for-performance setting, a significant portion of each executive’s total compensation is variable through a combination of performance-based short- and long-term incentives, which are described in more detail below. We believe the effectiveness of our compensation program in creating alignment of management and shareholder interests has contributed to our long-term performance, as evidenced by our total shareholder return (“TSR”) for the ten-year period through 2011 of 187%, which outperformed the MSCI REIT

14	VORNADO REALTY TRUST	2012 PROXY STATEMENT

Index TSR of 163% and the S&P 500 TSR of 33% over the same time period. Nonetheless, the aggregate compensation of our CEO for 2011 as reflected in the “Total Direct Compensation Table” in this proxy statement is down 4.4% compared to 2010, reflecting our Compensation Committee’s recognition of our TSR of -4.6% during 2011 and the relatively flat level of comparable funds from operations (“Comparable FFO”), a key operating metric within the REIT industry that we believe is one of the primary drivers of our long-term TSR performance.

Response to the 2011 Say on Pay Vote

At the 2011 Annual Meeting of Shareholders, of our shareholders voting on our “Say on Pay” proposal, 55% voted “FOR” and 45% voted “AGAINST” the executive compensation of our NEOs set forth in our 2011 proxy statement. In response, our Compensation Committee and members of management undertook an in-depth review of our pay practices and our management engaged in the shareholder outreach discussed above. Following this review, our Compensation Committee modified our executive compensation program to address feedback received from our shareholders and from leading proxy advisory firms in their proxy research reports. These modifications are:

¢

We adopted a formula-based short-term annual incentive compensation program for our senior executive management team tied to the achievement of a Comparable FFO minimum performance threshold to replace our non-formulaic program. Our Compensation Committee formally adopted this program for fiscal 2012 compensation, but also used this metric as a guide in determining the 2011 fiscal year maximum amount of short-term annual incentive awards for our senior executive management team.

¢

In 2012, we implemented a multi-year, performance-based equity compensation plan, the 2012 Outperformance Plan (“2012 OPP”), for 50% of the total long-term incentive award, with the remaining 50% of the long-term incentive award being comprised of restricted unit awards. We have committed to incorporating similar outperformance plans (“OPP”) or other performance-based long-term incentive (“LTI”) plans or awards as a key component of our equity compensation mix on an annual basis. Awards granted in 2012, pursuant to the 2012 OPP, relate to 2011 fiscal year compensation. Under the 2012 OPP, participants have the opportunity to earn compensation payable in the form of equity awards if and only if the Company outperforms a pre-determined TSR and/or outperforms the market with respect to relative TSR in any year during a three-year performance period, thus creating further alignment of management and shareholder interests.

¢

We adopted a policy that dividend payments on performance-based equity compensation awards, such as those that may potentially be earned under the 2012 OPP, will be paid to participants if and only if the awards are ultimately earned based on the achievement of required performance objectives.

¢

Prospectively, all of our equity award agreements will provide for “double trigger” acceleration of the vesting of any unvested equity awards in connection with a change of control (previously a “single trigger”). Moreover, with regard to any unvested equity awards subject to performance-based vesting criteria, in addition to the required double trigger, such unvested equity awards would only be afforded accelerated vesting upon a qualifying termination in connection with a change of control only in the event that the required performance criteria has been achieved through the date of change of control.

¢

In 2012, we amended the employment agreement for our President and CEO to eliminate the provision that would allow our President and CEO to resign voluntarily within a specified time frame following a change of control, for any reason or for no reason, and collect a severance benefit.

¢

In 2012, we adopted stock ownership guidelines for our senior executive management team and our Board of Trustees, as described below, under which our Named Executive Officers and trustees are required to maintain a minimum ownership level of Vornado equity.

As a result of the aforementioned efforts, if our President and CEO were to receive the same direct compensation (as described later in this Compensation Discussion and Analysis section) for 2012 as he did for 2011, approximately 50% of his total compensation would be performance-based.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	15

Objectives of Our Executive Compensation Program

Our executive compensation philosophy is designed to achieve the following objectives:

¢	to attract, retain and appropriately reward a “best-in-class” executive management team capable of creating long-term shareholder value;

¢

to provide compensation opportunities that are competitive with the prevailing market, are rooted in a pay-for-performance philosophy, and create a strong alignment of management and shareholder interests; and

¢	to achieve an appropriate balance between risk and reward in our compensation programs that does not encourage excessive or inappropriate risk taking.

Our executive compensation program is intended to reward the achievement of annual, long-term and strategic goals of both the Company and the individual executive. In order to reach these goals, our executive compensation program includes both fixed and variable components as described below. In particular, for our Chairman and our President and CEO, a substantial majority of their compensation has been provided in the form of equity compensation subject to multi-year performance (2012 OPP units) and/or time-based vesting provisions designed to ensure that these executive officers maintain a long-term focus that aligns their interests with that of the Company and its shareholders.

How We Determine Executive Compensation

Our Compensation Committee determines compensation for our Named Executive Officers and is comprised of three independent trustees, Michael Lynne (Chairman), Ronald G. Targan and Dr. Richard R. West. Our Compensation Committee exercises independent judgment with respect to executive compensation matters and administers our equity incentive programs, including reviewing and approving equity grants to our executives pursuant to our 2010 Omnibus Share Plan (the “2010 Plan”). Our Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at http://www.vno.com.

We make our compensation decisions generally in the first quarter of a fiscal year. These decisions cover the prior year and are based on the prior year’s performance by the Company and/or division or functional area and applicable employee. In addition, in the first quarter of 2012, we established the 2012 performance threshold for our formula-based short-term annual incentive program.

Our decisions on compensation for our Named Executive Officers are based primarily upon our assessment (and the review and approval of the Compensation Committee) of each executive’s leadership, operational performance and potential to enhance long-term shareholder value. Historically, awards have been based upon a post year-end analysis of actual performance for the preceding year rather than being based on pre-established targets. However, our new short-term annual incentive program provides a minimum performance threshold and a cap on the aggregate dollar value of annual incentive awards we can make to our senior executive management team. We believe that this method, as opposed to an entirely formulaic method of determining compensation, provides us with the ability to adjust compensation based on a number of performance factors affecting an individual executive within a formulaic cap. It also has the added benefit of reducing the risk to the Company that could potentially be associated with entirely formulaic compensation decisions. Key factors affecting our judgment include: actual performance compared to the financial, operational and strategic goals established for the Company or the executive’s operating division at the beginning of the year; the nature, scope and level of responsibilities; the contribution to the Company’s financial results, particularly with respect to key metrics such as earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”), Comparable FFO (as provided in our regular annual and quarterly reports) and TSR for the year; and the contribution to the Company’s commitment to corporate responsibility, including success in creating a culture of unyielding integrity and compliance with applicable laws and our ethics policies. These factors may be considered on an absolute and/or relative basis with respect to other companies or indices.

We also consider each executive’s current salary and prior-year bonus (or annual incentive award), the value of an executive’s equity stake in the Company, and the appropriate balance between incentives for long-term and

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short-term performance and the compensation paid to the executive’s peers within the Company. We also consider competitive market compensation paid by other companies that operate in our business or that compete for the same talent pool, such as other S&P 500 REITs, other real estate companies operating in our core markets and, in some cases, investment banking, hedge fund and private equity firms. However, we do not tie our compensation decisions to any particular range or level of total compensation paid to executives at these companies.

In addition, we encourage alignment with shareholders’ interests through long-term, equity-based compensation. We apportion cash payments and equity incentive awards as we think best in order to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate for executives and other employees. The factors we consider in evaluating compensation for any particular year may not be applicable to determinations in other years. Typically our Chairman and our President and CEO receive a higher proportion of their compensation in the form of equity than other members of our senior executive management team who, in turn, receive a higher proportion of their compensation in the form of equity (almost 50% for 2011) than our other employees. This allocation is based on (1) the relative seniority of the applicable executives; and (2) a determination that the applicable executives should have a greater proportion of their compensation in a form that aligns further their interests with those of shareholders. We believe the most important indicator of whether our compensation objectives are being met is whether we have incentivized our named executives on a cost-effective basis to deliver superior performance and retained them to continue their careers with us.

Role of the Corporate Governance and Nominating Committee, the Compensation Committee, the Chairman and the President and CEO

The Corporate Governance and Nominating Committee of our Board is responsible for evaluating potential candidates for executive positions, including the Chairman and the President and CEO, and for overseeing the development of executive succession plans. The Compensation Committee of our Board (1) reviews and approves the compensation of our officers and other employees whose total cash compensation exceeds $200,000 per year, (2) oversees the administration and implementation of our incentive compensation and other equity-based awards, and (3) regularly evaluates the effectiveness of our overall executive compensation program.

As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for our Chairman, our President and CEO and our other Named Executive Officers. The Compensation Committee evaluates the performance of our Chairman and our President and CEO and sets their compensation. Our Chairman and our President and CEO and the Compensation Committee together assess the performance of our named executives and determine their compensation, based on the initial recommendations of our Chairman and our President and CEO. The other Named Executive Officers do not play a role in determining their own compensation, other than discussing individual performance objectives with our Chairman and our President and CEO.

In support of these responsibilities, members of our senior executive management team, in conjunction with other senior executives, have the initial responsibility of reviewing the performance of the employees reporting to him or her and recommending compensation actions for such employees.

This process involves multiple meetings among our Chairman, our President and CEO, our Compensation Committee and our Compensation Committee’s compensation consultants. Typically, in the third and fourth quarters of each year, these parties meet to discuss and establish an overall level of compensation for the year and the base compensation for the following year. For 2011, as has been our historical practice, our President and CEO obtained individual recommendations from division heads as to compensation levels for those persons reporting to the division heads. These recommendations are discussed among our President and CEO and the division heads prior to a recommendation being presented to the Compensation Committee. For our senior executive management team, other than our Chairman and our President and CEO, recommendations are prepared based upon discussions among the Compensation Committee, our Chairman and our President and CEO. These recommendations are based upon our objectives described above and may include factors such as information obtained from compensation consultants. Our Chairman and our President and CEO discuss these recommendations with our other senior executives in one-on-one meetings. After these discussions, certain allocations or other aspects of compensation may be revised to some degree and the revised recommendations

2012 PROXY STATEMENT	VORNADO REALTY TRUST	17

are presented to the Compensation Committee for discussion and review and, ultimately, through a continued process, approval. The compensation of our Chairman and our President and CEO is determined in accordance with a similar process involving direct discussions among the Compensation Committee, our Chairman, our President and CEO and the Compensation Committee’s compensation consultants.

Role of Compensation Consultants

Our Compensation Committee has retained Towers Watson & Co. (“Towers Watson”) as its independent compensation consulting firm to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations concerning executive compensation. Towers Watson regularly participates in Compensation Committee meetings. Our Compensation Committee has the authority to replace Towers Watson as its independent outside compensation consultant or hire additional consultants at any time. Towers Watson does not provide any additional services either to our Compensation Committee or otherwise to the Company.

For 2011 compensation decisions, Towers Watson was directed to review our comparative compensation levels for our senior executive management team. Towers Watson prepared an analysis of compensation levels and performance using the metrics described below at the following companies that it identified as peer companies within the context of the executive pay philosophy of the Compensation Committee: BlackRock, Inc.; Boston Properties, Inc.; CB Richard Ellis Group, Inc.; Equity Residential; Franklin Resources, Inc.; Host Hotels & Resorts, Inc.; Jefferies Group, Inc.; Jones Lang LaSalle Incorporated; Lazard Ltd.; Legg Mason, Inc.; ProLogis; Simon Property Group, Inc.; and SL Green Realty Corp. Our Compensation Committee has elected to use the foregoing executive compensation peer group, as the competitive landscape in which we compete for investment capital and executive talent is comprised of other publicly-traded REITs as well as real estate operating companies and asset managers not structured as REITs. Additionally, as many of our competitors in the markets in which we operate, particularly with respect to our New York Office and Retail divisions, are private entities such as real estate opportunity funds, sovereign wealth funds and pension funds, among others, our Compensation Committee also evaluated compensation levels and trends amongst our non-public competitors as obtained from surveys and other proprietary data sources.

Consistent with prior years, the Compensation Committee reviewed and discussed the analyses prepared by Towers Watson, and the consensus was that the analyses were useful in indicating that the compensation opportunities awarded to executive officers are in line with the prevailing competitive market. Furthermore, realized awards duly reflect the performance of the Company and shareholder value created.

Analysis of Risk Associated with Our Executive Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our executive compensation program and the Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking for the reasons stated below.

We structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our Share price performance so that executives do not feel pressured to focus exclusively on Share price performance to the detriment of other important business metrics.

The variable (cash incentive and equity) portions of compensation are designed to encourage and reward both short- and long-term corporate performance. For short-term performance, cash incentives are awarded based on assessments of performance during the prior year. For long-term performance, our options, restricted shares, restricted units, OPP awards and other equity awards generally vest over three, four and five years and only have value (in the case of awards such as options or OPP awards) or only increase in value (in the case of awards such as restricted shares or restricted units) if our Share price increases over time. We believe that these variable elements of compensation are a sufficient percentage of total compensation to incentivize executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so. We and our Compensation Committee also believe that the mix of formulaic criteria and a non-formulaic evaluation of historic performance and determination of short-term compensation provides an incentive for our executives to produce superior

18	VORNADO REALTY TRUST	2012 PROXY STATEMENT

performance without the distorting effects of providing a pre-determinable compensation award based on the performance of only one division or business unit or upon other results that may not reflect the long- or short-term results of the Company as a whole.

As demonstrated above, our executive compensation program is structured to achieve its objectives by (i) providing incentives to our Named Executive Officers to manage the Company for the creation of long-term shareholder value, (ii) avoiding the type of disproportionately large short-term incentives that could encourage our Named Executive Officers to take risks that may not be in the Company’s long-term interests, (iii) requiring our Named Executive Officers to maintain a significant investment in the Company, and (iv) evaluating annually an array of performance criteria in determining executive compensation rather than focusing on a singular metric that may encourage unnecessary risk taking. We believe this combination of factors encourages our Named Executive Officers to manage the Company prudently.

Elements of Our Compensation Program

Our Named Executive Officers’ compensation currently has three primary components:

¢	annual base salary;

¢	annual incentive awards, which include cash payments and/or awards of equity; and

¢	long-term equity incentives, which include restricted units, stock options and long-term incentive performance unit awards such as those awarded under our 2012 OPP.

The overall levels of compensation and the allocation of these elements is determined annually by our Compensation Committee based upon an analysis of the Company’s performance during the year and a review of the prevailing competitive market in which we operate. Historically, a substantial majority of the total compensation for our Chairman and our President and CEO has been in the form of long-term equity awards, including performance-based awards subject to relative performance thresholds such as those awarded under our 2012 OPP. These longer-term awards further the Compensation Committee’s desire to align directly management and shareholder interest and to provide incentives for each executive to successfully implement our long-term strategic goals.

Annual Base Salary

Base salaries for our Named Executive Officers are established based on the scope of their responsibilities, taking into account the competitive market compensation paid by other companies for similar positions as well as salaries paid to the executives’ peers within the Company and any applicable employment agreement. In accordance with our pay-for-performance philosophy, we structure an executive’s annual base salary to be a relatively low percentage of total compensation. There were no increases in our Named Executive Officers’ base salary levels for 2011 over that of 2010, nor have there been any increases in our Named Executive Officers’ base salary levels for the past several years.

Annual Incentive Awards

In structuring our annual incentive awards for 2012, we considered the results of the advisory vote cast by shareholders on the compensation of our NEOs as set forth in our 2011 proxy statement and reached out to shareholders to obtain feedback on compensation. As a result of these steps, our Compensation Committee elected to establish for fiscal 2012 an annual incentive program for the senior executive management team that formulaically ties annual incentive award payouts to achieving a Comparable FFO performance threshold and provides for a maximum aggregate award pool based on performance. The Company and our shareholders view Comparable FFO as one of the key operating metrics within the REIT industry and, we believe, a primary driver of long-term TSR performance. Under our annual incentive program for compensation, members of our senior executive management team, including all of our Named Executive Officers, will have the ability to earn annual cash incentive payments and/or equity awards if and only if the Company achieves Comparable FFO of at least 80% or more of the prior year Comparable FFO. In the event that the Company fails to achieve Comparable FFO

2012 PROXY STATEMENT	VORNADO REALTY TRUST	19

of 80% or more of the prior year Comparable FFO, no incentive payments would be earned or paid under the program. Moreover, in the event the Company does achieve the stipulated Comparable FFO performance requirement under the annual incentive program, the Compensation Committee always retains the right, consistent with best practices, to elect to make no payments under the program. Our Compensation Committee has elected to use Comparable FFO as the primary metric for our annual incentive award rather than total FFO. Comparable FFO excludes the impact of certain non-recurring items such as income or loss from discontinued operations, the sale or mark-to-market of marketable securities or derivatives and early extinguishment of debt, restructuring costs and non-cash impairment losses, among others, and thus the Compensation Committee believes provides a better metric than total FFO for assessing management’s performance for the year.

Aggregate incentive awards earned under the annual incentive program by our senior executive management team are subject to a cap of 1.25% of Comparable FFO earned by the Company for the year, with individual award allocations under the program determined by the Compensation Committee based on an assessment of individual and overall performance. Performance criteria evaluated by the Compensation Committee when determining individual incentive awards under the annual incentive program, assuming the Company has achieved the required Comparable FFO performance threshold necessary for our senior executive management team to be eligible to earn incentive awards under the program, will include, among others, the following:

¢	TSR, both on an absolute basis and relative to the performance of the peer group and the REIT industry;

¢	Leasing performance and occupancy levels;

¢	Capital markets performance and maintenance of a strong balance sheet;

¢	Same store EBITDA;

¢	Implementation and achievement of goals, including expense control and adherence to budget; and

¢	Achievement of business unit and/or departmental objectives.

Any awards earned under the annual incentive program are payable in cash and/or equity awards, generally in the first quarter of each year for the prior year’s performance.

Importantly, although the aggregate cap of 1.25% of Comparable FFO was not in place for executive officer compensation earned in 2011, our Compensation Committee evaluated in 2012 the annual incentive award for 2011 using this criteria and granted awards bearing in mind this cap. The amounts awarded were well below the capped amount based on, in part, the Company’s negative TSR for 2011. For incentive awards earned for 2011, consistent with prior years, as part of the strong ownership culture fostered amongst our senior executive management team, our Chairman and our President and CEO were granted their annual incentive awards in the form of restricted units, thus further strengthening the alignment of management and shareholder interests.

Long-Term Equity Incentives

Compensation is awarded to our Named Executive Officers in the form of long-term equity incentives issued under our 2010 Plan through performance-based equity awards such as those that may be earned under our 2012 OPP and future out-performance plans, grants of stock options and restricted units. The granting of equity awards links a Named Executive Officer’s compensation directly to the performance of our Share price. We believe this encourages our NEOs to make decisions with an ownership mentality.

Our 2012 OPP was developed with the guidance and input of FTI Consulting, Inc., compensation consultants retained by the Company, and Towers Watson. The vesting provisions of awards granted under the 2012 OPP are designed with back-end vesting requirements (during years three, four and five) to act as a retention device and provide a strong incentive to the executives to increase shareholder value long after they performed the services for which the equity awards were initially granted. In particular, the awards provide for immediate cancellation if the executive voluntarily leaves or is terminated with cause, excluding certain outstanding awards held by retirement eligible executives and employees above the age of 65 that generally would be afforded accelerated vesting upon retirement or other qualifying termination.

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Our 2012 OPP is designed to provide compensation in a “pay for performance” structure. Awards under the OPP are a class of units (collectively referred to as “OPP Units”) of the Company’s operating partnership, Vornado Realty L.P., issued under our 2010 Plan, as amended. If the specific performance objectives of the OPP are achieved, the earned OPP Units become convertible into Class A common units of the operating partnership (and ultimately into Shares) following vesting, and their value fluctuates with changes in the value of our Shares. If the performance objectives are not met, the OPP Units are cancelled. Generally, unvested OPP Units are forfeited if the executive leaves the Company, except that OPP Units vest automatically on death. OPP Units are intended to also provide recipients with better income tax attributes than grants of options. Under our 2012 OPP, participants have the opportunity to earn compensation payable in the form of equity if and only if we outperform a predetermined TSR and/or outperform the market with respect to relative TSR in any year during a three-year performance period. Specifically, awards under our 2012 OPP may potentially be earned if the Company (i) achieves a TSR above that of the SNL US REIT Index (the “Index”) over a one-year, two-year or three-year performance period (the “Relative Component”), and/or (ii) achieves a TSR level greater than 7% per annum, or 21% over the three-year performance period (the “Absolute Component”). To the extent awards would be earned under the Absolute Component but the Company underperforms the Index, such awards earned under the Absolute Component would be reduced (and potentially fully negated) based on the degree to which the Company underperforms the Index. In certain circumstances, if the Company outperforms the Index, but awards would not otherwise be earned under the Absolute Component, awards may still be earned under the Relative Component. Moreover, to the extent awards would otherwise be earned under the Relative Component but the Company fails to achieve at least a 6% per annum absolute TSR level, such awards earned under the Relative Component would be reduced based on the Company’s absolute TSR performance, with no awards being earned in the event the Company’s TSR during the applicable measurement period is 0% or negative, irrespective of the degree to which we may outperform the Index. If the designated performance objectives are achieved, OPP Units are also subject to time-based vesting requirements. This creates, in the aggregate, up to a five-year retention period with respect to participants in the 2012 OPP. Even after achieving the performance thresholds, during the remaining two years until full vesting, the Named Executive Officers will continue to bear the same Share price and total return risk as our shareholders. Share dividend payments on awards issued accrue during the performance period and are paid to participants if and only if awards are ultimately earned based on the achievement of the designated performance objectives.

Stock option awards issued under our 2010 Plan provide our executives the opportunity to purchase Shares at an exercise price determined on the date of grant. Historically, our stock option awards have either been in the form of at-the-money stock options, whereby the option exercise price is equal to the market price of Shares on the date of grant, or in the form of premium stock options, whereby the option exercise price is established at a level above the market price of Shares on the date of grant. In both instances, the market price of Shares must increase to a level above the option exercise price in order for the executives to achieve any value from their stock option awards. Generally, the stock options vest and become exercisable in equal annual installments over a four- or five-year period beginning one year after the date of grant, and remain exercisable for a period of ten years from the date of grant. Our 2010 Plan (i) prohibits the granting of in-the-money stock options and (ii) prohibits without shareholder approval the repricing of outstanding stock options that have fallen out-of-the-money. Recipients of stock options do not receive any dividends paid on Shares on their outstanding option awards.

“Restricted shares” are grants of Shares issued under our 2010 Plan that generally vest in three, four or five equal annual installments beginning approximately one year after the grant date. “Restricted units” are grants of limited partnership interests in Vornado Realty L.P., our operating partnership through which we conduct substantially all of our business. These units also generally vest in three, four or five equal annual installments beginning approximately one year after the grant date and are exchangeable on a one-for-one basis into Vornado Realty L.P.’s Class A common units in certain circumstances. These circumstances principally include the requirement that Vornado Realty L.P. must have gone through certain tax “book-up” events whereby sufficient profits have been allocated to the restricted units so that they have the same capital account (and value) as Class A common units. In addition, there is a two-year holding requirement. Vornado Realty L.P.’s Class A common units can be redeemed for Shares on a one-for-one basis (or for the equivalent value in cash at the Company’s option) with only limited restrictions, such as a 60-day waiting period between the time that a redemption notice is given and the date that Shares may be delivered. Restricted units are intended to also provide recipients with better income tax attributes than restricted shares. During the restricted period, each restricted share or restricted unit entitles the recipient to receive payments from the Company equal to the dividends on one Share. Restricted equity awards further contribute in aligning management and shareholder interests, and the multi-year vesting

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requirements ranging from three-to-five years aid in our efforts to retain our executives and key employees over the long-term. Further, our Compensation Committee believes restricted equity awards are a key component of a balanced equity compensation program, as incorporating time-based restricted equity awards into the equity compensation mix, as opposed to an equity compensation program comprised solely of stock awards subject to performance-based vesting requirements, ensures that a portion of each executive’s equity compensation retains value even in a depressed market and provides executives with a baseline of value that lessens the likelihood that executives will take unreasonable risks to keep their market-based performance equity award vehicles “in-the-money.” Recipients of time-based restricted equity awards receive dividends paid on Shares (or dividend equivalents, as applicable) concurrently with our shareholders.

Nonqualified Deferred Compensation Plans

We maintain two nonqualified deferred compensation plans, the Vornado Realty Trust Nonqualified Deferred Compensation Plan (“Plan I”) and the Vornado Realty Trust Nonqualified Deferred Compensation Plan II (“Plan II”; collectively, the “Plans”). Plan I and Plan II are substantially similar, except that Plan II, which applies to deferrals on and after January 1, 2005, is designed to comply with the deferred compensation restrictions of Section 409A of the Internal Revenue Code of 1986, as amended.

Employees having annual compensation of at least $200,000 are eligible to participate in Plan II, provided that they qualify as “accredited investors” under securities laws. Members of our Board of Trustees are also eligible to participate. To participate, an eligible individual must make an irrevocable election to defer at least $20,000 of his or her compensation (whether cash or equity) per year. Participant deferrals are always fully vested. The Company is permitted to make discretionary credits to the Plans on behalf of participants, but as yet has not done so. Deferrals are credited with earnings based on the rate of return of specific security investments or various “benchmark funds” selected by the individual, some of which are based on the performance of the Company’s securities.

Participants may elect to have their deferrals credited to a “Retirement Account” or a “Fixed Date Account.” Retirement Accounts are generally payable following retirement or termination of employment. Fixed Date Accounts are generally payable at a time selected by the participant, which is at least two full calendar years after the year for which deferrals are made. Participants may elect to receive distributions as a lump sum or in the form of annual installments over no more than ten years. In the event of a change of control of the Company, all accounts become immediately payable in a lump sum. Plan I also permits a participant to withdraw all or a portion of his or her accounts at any time, subject to a 10% withdrawal penalty.

Retirement and 401(k) Plans

We offer a 401(k) Retirement Plan to all of our employees in which we provide matching contributions (up to 75% of the statutory maximum but not more than 7.5% of cash compensation) which vest over five years. We do not have any other retirement plan. Retirement plans are not a factor in our current compensation determinations.

Perquisites and Other Compensation

We provide our Named Executive Officers with certain perquisites that we believe are reasonable and in-line with the prevailing competitive market. These perquisites include supplemental life insurance and an allowance for financial counseling and tax preparation services for certain Named Executive Officers. Additionally, due to the location of our corporate offices in New York City and the extensive business-related travel requirements of our Named Executive Officers, we provide certain of our Named Executive Officers with the use of a car and driver. Providing a car and driver allows these executive officers to use their travel time efficiently and productively for business purposes, including (i) telephonic meetings and (ii) visiting our properties and meeting with our tenants. Accordingly, we believe providing these benefits serves the best interests of our shareholders as it allows our executives to continue to focus on Company matters while traveling. While providing a car and driver does provide incidental personal benefit to the executive, the cost of this personal benefit constitutes only a small percentage of the executive’s total compensation.

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Stock Ownership Guidelines

In order to further foster the strong ownership culture among our senior executive management team and ensure the continued direct alignment of management and shareholder interests, and consistent with emerging corporate governance trends, in March 2012 we implemented executive stock ownership guidelines requiring that our NEOs and other members of our senior executive management team maintain a minimum ownership level of Shares. The stock ownership requirements for our executives are as follows:

Chairman	6 times his annual base salary
President and CEO	6 times his annual base salary
All Other Executive Officers	3 times their annual base salary

Executive officers have five years from the date of becoming an executive officer to satisfy the ownership requirement. All of our Named Executive Officers satisfy these guidelines.

We have also adopted stock ownership guidelines for our Board of Trustees. Under the stock ownership guidelines adopted for our Board of Trustees, all non-employee Trustees are required to maintain a minimum ownership level of Shares equal to at least 4 times their annual retainer. Non-employee Trustees have five years to satisfy the guidelines. All non-employee Trustees satisfy these guidelines.

Pay-for-Performance

We believe that our executive compensation programs over the past several years demonstrate a strong pay-for-performance culture that ensures management is appropriately incentivized and maintains a focus on the long-term best interests of the Company. We believe our compensation programs have exhibited a high degree of effectiveness in creating alignment of management and shareholder interests, and our Compensation Committee believes our compensation programs have directly contributed to our achievement of long-term performance, as evidenced by our TSR for the ten-year period through 2011 of 187%, which outperformed the MSCI REIT Index TSR of 163% and the S&P 500 TSR of 33% over the same time period. However, in light of our recent short-term market underperformance, our Compensation Committee set our Chairman’s and our President and CEO’s 2011 total direct compensation below the prior year levels, consistent with the TSR for 2011, as presented in the Total Direct Compensation Table that follows.

Additionally, we believe the recent actions taken by our Compensation Committee in modifying select components of our compensation program and practices in response to feedback we received from shareholders following the advisory Say on Pay vote in 2011 and from leading proxy advisory firms will further support our strong pay-for-performance culture.

2011 Performance Achievements

For 2011 compensation, among the factors considered, both objectively and subjectively, were the changes in the Company’s and the applicable division’s operating and performance metrics during the year (EBITDA, FFO and Comparable FFO), our total return to shareholders (TSR) during the year, and the factors mentioned below. Increases or decreases and allocations for 2011, 2010 and 2009 of various compensation elements to our Named Executive Officers were based upon the results of these reviews. Our EBITDA, FFO, Comparable FFO and TSR for 2011, 2010 and 2009 are presented below. Although non-GAAP metrics, we use these metrics in making our compensation decisions because they facilitate meaningful comparisons in operating performance between periods and among our peers. Reconciliations of EBITDA, FFO and Comparable FFO to the most comparable GAAP measures are included in our Annual Reports on Form 10-K for the years ended December 31, 2011, 2010 and 2009.

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Metrics Considered

(amounts in thousands of dollars, other than percentages)

	2011	2010	2009
EBITDA	2,242,455	2,182,355	1,672,004
FFO	1,230,973	1,251,533	605,121
Comparable FFO	1,011,411	1,001,173	826,765
TSR	(4.6%)	23.2%	19.4%

In addition to the above and our long-term TSR performance, several significant milestones achieved by the Company in 2011 were considered by the Compensation Committee when determining 2011 compensation, including the following:

¢

In a challenging economic and real estate environment, (a) achieved Comparable FFO of $5.27 per Share, which was in line with the prior year and (b) achieved year-over-year same-store EBITDA growth of approximately 1%;

¢

Leased approximately 6.3 million square feet with positive mark-to-market increases throughout all of our divisions, including an approximate 18.4% mark-to-market on leases signed in our New York Office division, which is our largest division;

¢

Demonstrated sound capital markets performance that included (i) approximately $3.5 billion financing and/or refinancing; and (ii) renewing both of our unsecured revolving credit facilities aggregating $2.5 billion;

¢	Recycled capital by selling twelve assets (during 2011 and the first quarter of 2012) generating over $450 million of proceeds, which resulted in gains of over $100 million;

¢	Acquired significant equity stakes in 280 Park Avenue, 666 Fifth Avenue and One Park Avenue; and

¢	We won the NAREIT Leader in the Light Gold Award for the second year in the row for recognition of our industry-leading sustainability program.

In determining annual incentive and long-term equity compensation levels earned for 2011, our Compensation Committee sought to find a balance among (i) appropriately rewarding the significant operational achievements by the Company during the year, as highlighted above, (ii) ensuring annual incentive, long-term equity and total compensation levels were in line with the prevailing competitive market and adequate to address our recruitment and retention needs in a highly-competitive commercial real estate industry where we actively compete for business opportunities and executive talent and (iii) maintaining a balanced compensation program designed to foster alignment of management and shareholder interests in a manner that reflects evolving market “best practices” as well as views of our shareholders. Although the above factors are considered in determining aggregate compensation, no numerical weight is attributed to any one factor.

Comparison of 2009-2011 Total Direct Compensation

Under the rules and regulations of the SEC, each year the “Summary Compensation Table” must disclose the salary paid during that year, the annual incentive earned for that year, and the stock-based, long-term incentive granted during that year, which for us represents the stock-based, long-term incentive award earned for the prior year. In order to provide our shareholders with the aggregate amount of compensation earned by each Named Executive Officer for a given calendar year, we are including below a supplemental Total Direct Compensation Table. We believe the Total Direct Compensation Table enables a more meaningful year-over-year compensation comparison than the Summary Compensation Table presented later in this proxy statement. The Total Direct Compensation Table consists of (i) the actual salary paid for the year, (ii) the annual incentives awarded for the year and (iii) the annual grant date fair value of equity grants awarded for service and performance for the year, irrespective of when such amounts ultimately were granted, paid and/or vested. This table illustrates one of the analyses undertaken by our Compensation Committee in determining each element of our Named Executive Officers’ compensation for the particular year in light of such executive’s performance during the year. We also

24	VORNADO REALTY TRUST	2012 PROXY STATEMENT

believe it further demonstrates the ongoing correlation between the executive’s pay and overall Company performance.

The principal differences between the Total Direct Compensation Table and the Summary Compensation Table is that the Total Direct Compensation Table shows the value of equity awards in the year to which such grants relate, rather than the year in which such grants were made, as reflected in the Summary Compensation Table. Other companies may calculate Total Direct Compensation differently than us.

The Total Direct Compensation earned by our Named Executive Officers for the 2009-2011 period was as follows:

Direct Compensation Table

Name	Year	Salary	Cash Incentive	Grant Date Value of Restricted Unit Awards	Grant Date Value of At-Risk, Multi-Year Performance -Based OPP Awards(1)	Grant Date Value of Option Awards	Total Direct Compensation(2)
Steven Roth	2011	$1,000,000	$153,323	$3,562,570	$2,750,000	—	$7,465,893
	2010	$1,000,000	$5,700	$3,800,098	—	$2,999,939	$7,805,737
	2009	$1,000,000	—	$5,157,315	—	$3,500,370	$9,657,685

Michael Fascitelli	2011	$1,000,000	$153,323	$3,562,570	$2,750,000	—	$7,465,893
	2010	$1,000,000	$5,700	$3,800,098	—	$2,999,939	$7,805,737
	2009	$1,000,000	—	$5,157,315	—	$3,500,370	$9,657,685

Joseph Macnow	2011	$1,000,000	$641,695	$950,125	$500,000	—	$3,091,820
	2010	$1,000,000	$505,700	$950,024	—	$500,008	$2,955,732
	2009	$1,000,000	$500,000	$2,343,986	—	$1,501,608	$5,345,594

David Greenbaum	2011	$1,000,000	$953,323	$1,235,035	$550,000	—	$3,738,358
	2010	$1,000,000	$755,700	$1,187,487	—	$500,008	$3,443,195
	2009	$1,000,000	$750,000	$2,813,501	—	$2,000,453	$6,563,954

Mitchell Schear	2011	$1,000,000	$888,140	$1,187,576	$500,000	—	$3,575,716
	2010	$1,000,000	$505,700	$1,282,524	—	$500,008	$3,288,232
	2009	$1,000,000	$500,000	$2,813,501	—	$2,000,453	$6,313,954

(1)	Represents the grant date value of each Named Executive Officer’s allocation in the 2012 OPP, which is a performance-based program under which participants may earn equity compensation awards if and only if certain absolute and/or relative TSR objectives are achieved in any year during a three-year performance period.

(2)	Does not include the value of long-term non-equity incentive plan awards or the value of certain perquisites such as financial counseling and tax services, supplemental life insurance or automobile benefits provided to certain of our Named Executive Officers. The value of long-term non-equity incentive plan awards and the cost of the perquisites represent a de minimis component of total compensation.

Current Year Compensation Decisions

As explained above, we make our compensation decisions generally in the first quarter of a fiscal year with respect to the prior year. In addition, in the first quarter of 2012, we established the 2012 performance thresholds for our formula-based short-term annual incentive program.

The compensation levels discussed in this Compensation Discussion and Analysis section are not directly comparable to the amounts presented in the Summary Compensation Table later in this proxy statement for the reasons discussed above under “How We Determine Executive Compensation” and “Comparison of 2009-2011 Total Direct Compensation.” When we discuss the “Fair Value” of equity awards, we refer to the “fair value” for

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such awards determined in accordance with applicable securities and accounting rules (excluding the impact of estimated forfeitures related to service-based vesting conditions). Fair Value is the method used for presenting values for equity awards in our “Summary Compensation Table” and elsewhere under “Executive Compensation.” When we discuss the “Market Value” of equity awards we refer to values based on the market price of our Shares at the date of grant (the values considered by our Compensation Committee in making compensation decisions).

Cash Compensation of Our President and CEO

Mr. Fascitelli’s base salary of $1,000,000 was established in March 2001 and has remained unchanged since then. His total cash compensation for 2011, 2010 and 2009 was $1,153,323, $1,005,700, and $1,000,000, respectively. Mr. Fascitelli’s short-term annual incentives for 2011, 2010, and 2009 (granted in 2012, 2011 and 2010, respectively) were principally in the form of equity.

Equity Compensation of Our President and CEO

Mr. Fascitelli’s incentive for 2011, 2010 and 2009 was paid in restricted units having a Fair Value of $950,000, $950,000 and $940,000, respectively. This represents no change between 2011 as compared to 2010 and a 1% change as compared to 2009. The number of restricted units awarded as bonuses for 2011, 2010 and 2009 was 11,911, 10,906 and 13,775, respectively.

For 2011, Mr. Fascitelli was granted (in 2012) long-term equity incentive compensation of 32,754 restricted units (having a Market Value of $2,750,026). The Fair Value at the date of grant of these restricted units was $2,612,525 and represents an 8% decrease in the aggregate value of long-term equity grants of restricted units as compared to the prior year. For 2010, Mr. Fascitelli was granted (in 2011) long-term equity incentive compensation of 32,718 restricted units (having a Market Value of $3,000,000 and a Fair Value of $2,850,097) and an option to acquire 136,237 Shares with an exercise price of $91.695 per Share (having a Fair Value of $2,999,939). The aggregate Fair Value at the date of grant of these awards of restricted units and options is $5,850,036 and represents a 24% decrease in the aggregate value of long-term equity grants of restricted units and options as compared to the prior year. For 2009, Mr. Fascitelli was granted (in 2010) long-term equity incentive compensation of 62,000 restricted units (having a Market Value of $4,500,000 and a Fair Value of $4,217,315) and an option to acquire 207,000 Shares with an exercise price of $72.60 per Share (having a Fair Value of $3,500,370). The aggregate Fair Value on the date of grant of these awards of restricted units and options was $7,717,685 and represented a 156% increase in the aggregate value of long-term equity grants of restricted units and options as compared to 2008.

Overall, for 2011, Mr. Fascitelli’s total compensation with equity determined at Fair Value was $7,465,893 compared to $7,805,737 in the prior year (a 4% decrease). For 2010, Mr. Fascitelli’s total compensation (with equity determined at Fair Value) was $7,805,737 compared to $9,657,685 in the prior year (a 19% decrease).

Mr. Fascitelli’s salary, incentives and equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered, both objectively and subjectively, were the strategic position of the Company, the changes in the Company’s operating and performance metrics during the two-year period (EBITDA and Comparable FFO per Share), our TSR during the two-year period and the other factors previously mentioned. These factors were considered as a whole and no numerical weight was attributed to any particular factor. The majority of Mr. Fascitelli’s compensation is in the form of equity to further align his interests with those of our shareholders.

Basis for Compensation of Other Named Executive Officers

For our other Named Executive Officers (Messrs. Roth, Macnow, Greenbaum and Schear), such executive’s salary, annual incentive and long-term equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered, both objectively and subjectively, were the strategic position of the Company, the changes in the Company’s operating and performance metrics during the two-year period (EBITDA and Comparable FFO per Share), our TSR during the two-year period and the other factors previously mentioned. With regard to Messrs. Roth and Macnow (our

26	VORNADO REALTY TRUST	2012 PROXY STATEMENT

Chairman and Chief Financial Officer, respectively), we considered these factors as they apply to our Company as a whole as their responsibilities are company-wide. For Mr. Roth as our Chairman, we determined that the majority of his compensation should be in the form of equity to further align his interests with those of our shareholders. For Messrs. Greenbaum and Schear, we also considered these factors as they pertain to the applicable division of which such executive heads. Mr. Greenbaum is President—New York Office Division and Mr. Schear is President—Vornado/Charles E. Smith Washington DC Office Division. In all cases, these factors were considered as a whole and no numerical weight was attributed to any particular factor. In the aggregate, total compensation (with equity determined at Fair Value) awarded to these Named Executive Officers for 2011 increased by 2% as compared to the prior year.

Other Compensation Policies and Practices

Equity Grant Practices

All of our equity-based compensation awards are made under our 2010 Plan which our shareholders approved in 2010. At the time of its adoption, the 2010 Plan provided that we were able to issue up to 6,000,000 Share equivalents with each award of Shares (or other securities that have the value equivalent to one Share when earned or vested) counting as one Share equivalent and each award of an option to acquire our Shares (or other securities that by their terms require the payment of an exercise price or deduction of a strike price) counting as one-half of a Share equivalent. Awards prior to May of 2010 were made under our 2002 Omnibus Share Plan, as amended (the “2002 Plan”), which our shareholders approved in 2002 and, as amended, in 2006. The 2002 Plan limited total Shares that could have been issued pursuant to awards under the 2002 Plan to 10,000,000 Shares. No further awards may be made under the 2002 Plan. Under both the 2002 Plan and the 2010 Plan, the exercise price of each stock option awarded to our senior executive management team must be (or must have been) no less than the average of the high and low price of Shares on the New York Stock Exchange on the date granted by the Compensation Committee. The vast majority of our equity awards are determined and granted in the first quarter of each year at the same time as management and the Compensation Committee conclude their evaluation of the performance of our senior executive management team as a group and each executive individually. In addition and from time to time, additional equity awards may be granted in connection with new hires or promotions. We have never repriced options and our 2010 Plan does not permit repricing of options without shareholder approval.

Employment, Severance and Change of Control Agreements

We do, from time to time, enter into employment agreements with some members of our senior executive management team. Otherwise, our senior executive management team and other employees serve “at will.” Except as may be provided in these employment agreements or pursuant to our compensation plans generally, we have not entered into any separate severance or change of control agreements. For those of our senior executive management team who have employment agreements, these agreements generally provide for a severance payment (for termination by us without cause or by the executive with good reason (each as defined in the applicable employment agreement and further described below under “Employment Contracts”) and change of control payment (if employment is terminated following a change of control) in the range of one to three times the applicable executive’s annual salary and incentive. In addition, the agreements evidencing awards granted in 2011 under the Company’s omnibus share plans generally provide that equity grants will vest automatically on a change of control. Commencing with 2012 grants, the agreements evidencing awards under the 2010 Plan will provide for the satisfaction of a “double trigger” as a condition to the acceleration of the vesting of any unvested equity awards. These change of control arrangements are designed to compensate management in the event of a fundamental change in the Company, their employer, and to provide an incentive to these executives to continue with the Company at least through such time. Severance and change of control arrangements do not generally affect other compensation arrangements for a particular period. A more complete description of employment agreements, severance and change of control arrangements pertaining to the Named Executive Officers is set forth under “Employment Contracts” and “Severance and Change of Control Arrangements.”

Tax Deductibility of Compensation

The tax efficiency of compensation is one of many factors that enter into the design of our compensation programs. We look at a combination of the rates at which our executives will be taxed and the value of any

2012 PROXY STATEMENT	VORNADO REALTY TRUST	27

deduction that we may be entitled to when developing our approach to compensation. We believe that the limitation of Section 162(m) of the Internal Revenue Code (which limits the corporate tax deduction for certain executive officer compensation that exceeds $1 million a year) does not apply to most of the compensation we paid to our Named Executive Officers for 2011 and only a small portion of their compensation may not be deductible due to that limitation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The Compensation Committee of the

Board of Trustees:

MICHAEL LYNNE

RONALD G. TARGAN

DR. RICHARD R. WEST

28	VORNADO REALTY TRUST	2012 PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table sets forth (in accordance with the reporting requirements of the SEC) the compensation of each of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers for 2011, 2010 and 2009 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)(1)	Restricted Share/Unit Awards ($)(2)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Steven Roth Chairman	2011	1,000,000	153,323	3,800,098	2,999,939	—	—	275,660	8,229,020
	2010	1,000,000	5,700	5,157,315	3,500,370	—	—	268,550	9,931,935
	2009	1,000,000	—	2,370,676	1,592,520	—	—	241,390	5,204,586

Michael D. Fascitelli President and Chief Executive Officer (Principal Executive Officer)	2011	1,000,000	153,323	3,800,098	2,999,939	—	—	249,226	8,202,586
	2010	1,000,000	5,700	5,157,315	3,500,370	—	—	277,570	9,940,955
	2009	1,000,000	—	2,370,676	1,592,520	—	—	268,318	5,231,514

Joseph Macnow Executive Vice President Finance and Administration and Chief Financial Officer (Principal Financial Officer)	2011	1,000,000	641,695	950,024	500,008	3,719	—	295,867	3,391,313
	2010	1,000,000	505,700	2,343,986	1,501,608	—	—	284,261	5,635,555
	2009	1,000,000	500,000	574,731	212,336	—	—	313,982	2,601,049

David R. Greenbaum President—New York Office Division	2011	1,000,000	953,323	1,187,487	500,008	—	—	256,295	3,897,113
	2010	1,000,000	755,700	2,813,501	2,000,453	—	—	246,415	6,816,069
	2009	1,000,000	750,000	668,734	212,336	—	—	230,617	2,861,687

Mitchell N. Schear President—Vornado/Charles E. Smith Washington DC Office Division	2011	1,000,000	888,140	1,282,524	500,008	—	—	73,177	3,743,849
	2010	1,000,000	505,700	2,813,501	2,000,453	—	—	88,227	6,407,881
	2009	1,000,000	500,000	574,731	212,336	2,486	—	88,251	2,377,804

(1)	The information provided includes cash bonuses for services that are rendered in the year indicated and are awarded in the first quarter of the next succeeding year.

(2)	Information presented in these columns reflect the aggregate grant date fair value of stock awards and option awards granted in the applicable fiscal year computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 13 to our consolidated financial statements included in our Annual Report on Form 10-K (the “Form 10-K”) for the applicable fiscal year as filed with the SEC. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Dividends are paid on both the vested and unvested portion of restricted share and restricted unit awards. In accordance with applicable SEC rules, amounts shown include the impact of bonuses paid in equity in the year actually granted. For the Named Executive Officers, the Restricted Share/Unit Awards set forth above reflect the grant of equity-based bonuses in lieu of cash for 2011, 2010 and 2009, respectively, in the following amounts: Mr. Roth—$950,000, $950,000 and, $940,000; Mr. Fascitelli—$950,000, $950,000 and $940,000; Mr. Macnow—$475,000, $475,000 and $376,000; Mr. Greenbaum—$712,500, $712,500 and $705,000; and Mr. Schear—$712,500, $807,500 and $470,000.

(3)	Represents awards for long-term service with the Company.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	29

(4)	Included in this column is the actuarial increase (or decrease) in the present value of the applicable executive’s benefits under the Vornado Realty Trust Retirement Plan, a defined benefit pension plan (which was frozen in 1997 and terminated in 2008). The change in value was determined using interest and mortality rate assumptions consistent with those used in our financial statements. There were no earnings on amounts in the Vornado Realty Trust Nonqualified Deferred Compensation Plans which were determined to be above-market or preferential, as defined in the rules and regulations of the SEC.

(5)	See the All Other Compensation table for additional information.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Use of Car and Driver ($)(1)	Supplemental Life Insurance Premiums ($)	Reimbursement For Medical / Dental Not Covered ($)	Severance ($)	Tax and Financial Planning Assistance Per Employment Contract ($)	Total ($)
Steven Roth	2011	226,599	49,061	—	—	—	275,660
	2010	221,984	46,566	—	—	—	268,550
	2009	193,394	47,996	—	—	—	241,390

Michael D. Fascitelli	2011	216,101	18,125	—	—	15,000	249,226
	2010	241,285	21,285	—	—	15,000	277,570
	2009	234,213	19,105	—	—	15,000	268,318

Joseph Macnow	2011	155,007	125,860	—	—	15,000	295,867
	2010	143,401	125,860	—	—	15,000	284,261
	2009	152,018	146,964	—	—	15,000	313,982

David R. Greenbaum	2011	201,026	30,269	10,000	—	15,000	256,295
	2010	197,897	23,518	10,000	—	15,000	246,415
	2009	182,306	23,311	10,000	—	15,000	230,617

Mitchell N. Schear	2011	52,824	10,353	10,000	—	—	73,177
	2010	52,824	25,403	10,000	—	—	88,227
	2009	52,848	25,403	10,000	—	—	88,251

(1)	For each applicable fiscal year, each of the Named Executive Officers was provided with a car and (for Messrs. Roth, Fascitelli, Macnow and Greenbaum) a driver. Each Named Executive Officer has used the car and driver for both business and personal purposes and the amounts shown for such executive reflect the aggregate incremental cost to the Company for the car, driver and related expenses without allocating costs between business and personal uses. See also, “Certain Other Transactions or Relationships” for additional information regarding certain of our Named Executive Officers.

30	VORNADO REALTY TRUST	2012 PROXY STATEMENT

Grants of Plan-Based Awards in 2011

The following table lists all grants of plan-based awards to the Named Executive Officers made in 2011 and their grant date fair value.

Name	Grant Date	All Other Share/Unit Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Awards ($)(3)
Steven Roth	2/28/11	43,624	136,237	91.70	6,800,037
Michael D. Fascitelli	2/28/11	43,624	136,237	91.70	6,800,037
Joseph Macnow	2/28/11	10,906	22,707	91.70	1,450,032
David R. Greenbaum	2/28/11	13,632	22,707	91.70	1,687,495
Mitchell N. Schear	2/28/11	14,723	22,707	91.70	1,782,532

(1)	The information presented in this column represents the number of restricted units that were granted to the Named Executive Officers. These restricted units vest ratably over four years beginning in 2012. Restricted units are a separate class of units in Vornado Realty L.P. which will be convertible into Class A common units of Vornado Realty L.P. and will be ultimately redeemable for our Shares on a one-for-one basis. On March 30, 2012, the Named Executive Officers were granted the following numbers of restricted units and OPP Units, respectively (for services rendered in 2011): Steven Roth, 44,665 and 88,328; Michael D. Fascitelli,44,665 and 88,328; Joseph Macnow, 11,912 and 16,060; David R. Greenbaum, 15,484 and 17,666; and Mitchell N. Schear 14,889 and 16,060. A portion of these grants represents the grant of restricted units in lieu of cash bonus. The restricted units vest ratably over four years. The awards of OPP Units, if earned, vest ratably in the third, fourth and fifth year from the date of grant.

(2)	The exercise price of all options shown in the table is the average of the high and low price per Share of our Shares on the New York Stock Exchange on the date of grant. The options granted in 2011 vest ratably over four years. No options were granted to the Named Executive Officers in 2012.

(3)	The amounts presented in this column represent the full grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the Named Executive Officers in 2011. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value, including the impact of estimated forfeitures related to service-based vesting conditions, is the amount we would expense in our consolidated financial statements over the award’s vesting schedule. For additional information on our value assumptions, refer to footnote 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	31

Outstanding Equity Awards at Year-End

The following tables summarize the number and value of equity awards held at December 31, 2011 and the aggregate option exercises in 2011 by, and shares that vested in 2011 for, the Named Executive Officers. Pursuant to the terms of our omnibus share plans, the exercise price and number of shares underlying options originally made at any date of grant may be adjusted to compensate the holder for special or extraordinary dividends that may be subsequently declared. The following table reflects such adjustments.

	Option Awards				Share and Unit Awards
Name and Applicable Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven Roth
2/28/11(1)		136,237	91.70	2/27/21	43,624	3,352,941
3/11/10(1)	51,750	155,250	72.60	3/11/20	56,832	4,368,108
2/27/09(2)	120,000	180,000	33.82	2/27/19	44,744	3,439,025
3/7/07(2)					6,868	527,874
2/8/05(2)	117,102		70.30	2/8/15

Michael D. Fascitelli
2/28/11(1)		136,237	91.70	2/27/21	43,624	3,352,941
3/11/10(1)	51,750	155,250	72.60	3/11/20	56,832	4,368,108
2/27/09(2)	120,000	180,000	33.82	2/27/19	44,744	3,439,025
3/7/07(2)(3)					6,786	521,572
2/8/05(2)	93,783		70.30	2/8/15
1/28/02(4)	249,419		41.40	1/28/12
1/28/02(4)	265,061		41.29	1/28/12
1/28/02(4)	248,704		41.52	1/28/12

Joseph Macnow
2/28/11(1)		22,707	91.70	2/27/21	10,906	838,235
3/11/10(1)	22,200	66,600	72.60	3/11/20	25,829	1,985,217
2/27/09(2)	16,000	24,000	33.82	2/27/19	10,848	833,777
3/7/07(2) (3)					1,645	126,435
2/8/05(2)	18,704		70.30	2/8/15

(table continued on following page)

32	VORNADO REALTY TRUST	2012 PROXY STATEMENT

	Option Awards				Share and Unit Awards
Name and Applicable Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. Greenbaum
2/28/11(1)		22,707	91.70	2/27/21	13,632	1,047,756
3/11/10(1)	29,575	88,725	72.60	3/11/20	31,004	2,382,967
2/27/09(2)	16,000	24,000	33.82	2/27/19	12,622	970,127
3/7/07(2)(3)					1,234	94,845
2/8/05(2)	25,345		70.30	2/8/15
1/28/02(4)	39,557		41.40	1/28/12
1/28/02(4)	48,211		41.29	1/28/12
1/28/02(4)	39,444		41.52	1/28/12

Mitchell N. Schear
2/28/11(1)		22,707	91.70	2/27/21	14,723	1,131,610
3/11/10(1)	15,476	88,725	72.60	3/11/20	31,004	2,382,967
2/27/09(2)	8,000	24,000	33.82	2/27/19	10,848	833,777
3/7/07(2)(3)					1,152	88,543
2/8/05(2)	7,294		70.30	2/8/15

(1)	These awards vest ratably over four years from the date of grant.

(2)	These awards vest ratably over five years from the date of grant.

(3)	Restricted units awarded on March 7, 2007 will not convert into Class A common units of Vornado Realty L.P. unless the market price of our Shares exceeds $121.58 per Share and certain other conditions are met. Consequently, a holder of these restricted units will realize no value for these awards unless and until such conditions are met. In accordance with applicable SEC rules, the values presented in the table for these restricted units are calculated based on our year-end Share price as if the conditions for converting these restricted units had been met.

(4)	These awards vested ratably over three years from the date of grant.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	33

Aggregated Option Exercises in 2011 and Units Vested

	Option Awards		Unit Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Units Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1) (2)
Steven Roth	763,184	26,683,149	40,726	3,710,985
Michael D. Fascitelli	—	—	40,644	3,703,745
Joseph Macnow	—	—	13,870	1,266,208
David R. Greenbaum	—	—	15,775	1,442,287
Mitchell N. Schear	14,085	491,544	15,102	1,380,855
(1)	Values realized on exercise/vesting are based on: (1) for Option Awards, the difference between the exercise price and the average of the high and low price of our Shares on the applicable date if the resulting Shares were held or, if the resulting Shares were sold on the date of exercise, the actual sale price for such Shares; and (2) for Unit Awards, the average of the high and low price of our Shares on the date of vesting.

(2)	Unit Awards consists of awards of restricted units.

Employee Retirement Plan

The Company does not maintain a retirement plan.

34	VORNADO REALTY TRUST	2012 PROXY STATEMENT

Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and balance for the Named Executive Officers for and at year-end 2011.

Non-Qualified Deferred Compensation

Name	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/11 ($)(3)
Steven Roth	Deferred Compensation Plan	955,461	—	962,265	—	26,636,463

Michael D. Fascitelli	Deferred Compensation Plan	958,500	—	910,387	—	34,461,108

Joseph Macnow	Deferred Compensation Plan	—	—	265,781	—	4,715,898

David R. Greenbaum	Deferred Compensation Plan	1,688,273	—	(869,518)	—	18,611,570

Mitchell N. Schear	Deferred Compensation Plan	—	—	249,322	1,339,416	1,355,027

(1)	Reflects the following amounts for each of the Named Executive Officers which are reported as compensation to such Named Executive Officer in the Summary Compensation Table for 2011: Mr. Roth, $955,461; Mr. Fascitelli, $958,500; Mr. Macnow, $0; Mr. Greenbaum, $1,688,273 and Mr. Schear, $0. These amounts represent the deferred portion for each of such Named Executive Officer’s 2011 annual salary and/or applicable, bonus.

(2)	Contributions to the Vornado Realty Trust Non-Qualified Deferred Compensation Plans are credited with earnings based on the rate of return of various “benchmark funds” selected by the individual, some of which are based on the performance of the Company’s securities.

(3)	All amounts contributed by a Named Executive Officer in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he or she was a Named Executive Officer in such year for the purposes of the SEC’s executive compensation disclosure rules.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	35

EMPLOYMENT CONTRACTS

Michael D. Fascitelli

Mr. Fascitelli has had an employment agreement with the Company since December 2, 1996, pursuant to which he joined the Company as President. In May 2009, Mr. Fascitelli was also appointed to serve as our Chief Executive Officer. His current employment agreement, entered into as of January 1, 2002, had an initial term of five years and provides that, on each January 1, the employment term will be automatically extended for one additional year unless either the Company or Mr. Fascitelli gives written notice not to extend the agreement, not less than 90 days before such date. The employment agreement provides that Mr. Fascitelli’s annual base salary will not be decreased during the term and is currently $1,000,000. In accordance with the terms of his employment agreement, Mr. Fascitelli has also been provided a car and driver. In 2012, we amended Mr. Fascitelli’s employment agreement to provide that severance payments following a change of control require a “dual trigger” meaning that a change of control must occur followed by a termination of employment either by the Company without “cause” or by Mr. Fascitelli for “good reason.”

The employment agreement also provides that, if his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, relocation of the Company’s principal executive offices or the failure of the Company to comply with the terms of the agreement), (i) payment of his base salary shall continue for three years, offset in the second and third years for compensation received or deferred for services to any other employer, and (ii) benefits to him and his family shall continue for three years. The agreement further provides that, if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.

Joseph Macnow

Mr. Macnow has had an employment agreement with the Company since November 21, 1980, pursuant to which he serves as Executive Vice President—Finance and Administration and Chief Financial Officer. His Amended and Restated Employment Agreement, dated as of July 27, 2006, provides that on each December 31 the employment term shall automatically be extended for one additional year unless either the Company or Mr. Macnow gives written notice not to extend the agreement 90 days before such date. Mr. Macnow’s employment agreement provides that his base salary will not be reduced during the term of the agreement and is currently at $1,000,000. Mr. Macnow’s employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity compensation payable to senior executives of the Company. In accordance with the terms of his employment agreement, Mr. Macnow has also been provided with a car and driver.

The agreement also provides that, if Mr. Macnow’s employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company’s principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), he will receive: (a) a lump-sum payment of three times the sum (not to exceed $3.3 million, in the aggregate) of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; (b) immediate vesting in any equity awards granted to him by the Board; and (c) continued provision of benefits to him and his family for three years. The agreement further provides that, if Mr. Macnow’s employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of salary will cease.

David R. Greenbaum

Mr. Greenbaum has an employment agreement that commenced on April 15, 1997 pursuant to which he serves as President—New York Office Division. The employment agreement provides that, commencing on April 30, 2000, and on each April 30 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Greenbaum gives written notice not to extend the agreement, at least 90

36	VORNADO REALTY TRUST	2012 PROXY STATEMENT

days before such date. The employment agreement provides that Mr. Greenbaum’s base salary shall not be reduced during the term of the agreement. Mr. Greenbaum’s current annual base salary is $1,000,000. Mr. Greenbaum’s employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity and/or incentive compensation payable to senior executives of the Company. In accordance with the terms of his employment agreement, he has also been given the use of a Company automobile and a driver.

The agreement also provides that if Mr. Greenbaum’s employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the New York Office Division’s principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), Mr. Greenbaum will receive (a) a lump sum payment of three times the sum of (i) his annual base compensation and (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination and (b) continued provision of benefits to him and his family for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.

Mitchell N. Schear

Mitchell N. Schear has been the President of our Washington DC Office Division since we acquired The Kaempfer Company, Inc. in 2003. Mr. Schear’s original employment agreement with us expired in April of 2007. Effective as of April 19, 2007, we entered into a new employment agreement with Mr. Schear pursuant to which he has continued to serve as the President of our Washington DC Office Division. This agreement provides for a term of five years and is automatically renewable for one-year terms thereafter. The agreement also provides for a minimum salary of $1,000,000 per year and bonuses and other customary benefits. The agreement also provides that if we terminate Mr. Schear’s employment without cause or if he terminates his employment for breach of his employment agreement by us, he will receive a lump-sum payment equal to one year’s salary and bonus, up to a maximum of $2,000,000.

Other Named Executive Officers

Mr. Roth does not have an employment agreement with us.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	37

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Of our Named Executive Officers, Messrs. Fascitelli, Macnow, Greenbaum and Schear have employment agreements that provide for certain payments in the event of a termination of employment, including one following a change of control. None of Mr. Roth or any of our other trustees (other than Mr. Fascitelli) has an employment agreement or other severance arrangement. Our omnibus share plans, which govern all of our equity-based awards, provide in certain circumstances that equity awards that have been granted but are still subject to vesting will vest automatically or at the discretion of our Board in certain circumstances. In particular, on a change of control, all equity awards granted prior to 2012 either vest automatically or at the discretion of our Board. In 2012, we amended our form of equity award agreements to provide that 2012 (and future) awards do not vest automatically upon a change of control. In addition, our deferred compensation plans provide that all applicable deferred compensation is paid out to an executive or trustee upon his or her departure from the Company. The Company does not maintain a retirement plan. In addition, upon the death or disability of an executive, that executive, or his or her estate, may be entitled to insurance benefits under policies with third parties maintained by us.

With regard to our employment agreements, these agreements are negotiated on a case-by-case basis. As discussed under “Compensation Discussion and Analysis,” we believe that in certain circumstances such agreements are in the best interests of the Company and our shareholders to ensure the continued dedication of such employees, notwithstanding the possibility, threat or occurrence of a change of control. Generally, our agreements govern severance payments under the following circumstances: (1) termination of the employee for “cause”; (2) termination by the employee for “good reason” (such as breach of the employment agreement by the Company or, in certain cases, if a change of control occurs and the employee then decides to terminate his employment) or by the Company without “cause”; (3) termination following a disability; (4) termination due to death; and (5) in certain cases, termination upon retirement after the employee reaches the age of 65. In 2012, we amended Mr. Fascitelli’s employment agreement to provide that severance payments following a change of control require a “dual trigger” meaning that a change of control must occur followed by a termination of employment either by the Company without “cause” or by Mr. Fascitelli for “good reason.” For those of our Named Executive Officers who have employment agreements, the definitions of “good reason” and “cause” are more fully described above, under “Employment Contracts.” Reference should be made to the actual employment agreements for the specific terms. Generally, however, on any termination, the applicable executive officer will receive his accrued and unpaid salary and other benefits until the date of termination. For “cause” terminations by the Company, the employee will not receive any additional payment. If the employee terminates his employment for “good reason” or the Company terminates the employment without “cause,” the employee typically receives an additional payment (or payments over a specified period) that may vary from one year of salary and bonus to up to three years of salary and bonus. Generally, cash payments are in a lump sum other than in the case of termination on disability or death when the costs of benefits may be paid for a period of one to three years (depending upon the applicable executive’s agreement). For terminations due to disability or death, executives who have this provision in their applicable agreement typically receive between one year of salary or bonus and three years of salary. In certain cases, the employment agreements also provide for continued benefits for specified periods. Mr. Macnow is our only Named Executive Officer who has an employment agreement that is currently eligible for retirement as provided in that agreement. Mr. Macnow’s employment agreement provides that on retirement after age 65 all options, restricted shares and units, and other equity will vest. Historically, severance payments following a change of control under employment agreements for our Named Executive Officers were generally “single trigger,” meaning that the change of control must occur and be followed by any termination of employment (for whatever reason) in order for there to be a payment. We believe that our current severance provisions appropriately achieve the benefits of ensuring the dedication of employees in connection with a change of control without providing for an automatic payment under the employment agreement for a change of control.

Our equity-based compensation awards are governed by the individual award agreements issued under our omnibus share plans. Generally, upon terminations of employment, no unvested awards are accelerated but employees are entitled to keep awards that have already vested if they exercise options or similar awards within specified periods after termination. In Mr. Macnow’s case, however, his employment agreement provides that on any departure from the Company except as a result of a “cause” termination, his unvested equity awards then vest. For awards granted prior to 2012, upon a change of control, all unvested equity awards then vest. In 2012, we amended our form of award agreements to provide that unvested equity awards vest following a change of

38	VORNADO REALTY TRUST	2012 PROXY STATEMENT

control only if the applicable employee’s employment is terminated by the Company without “cause” or by such employee with “good reason.” We believe these vesting provisions for equity awards following a change of control are appropriate due to the change in the nature of the form of award caused by a change of control. In the case of retirement after the age of 65, options (but no other equity-based award), automatically vest. In addition, Mr. Macnow’s employment agreement provides that on retirement after age 65 all other equity awards will vest. In the case of a disability, option and OPP Units vest and in the case of death, all equity awards vest.

The information presented below reflects the estimated payments that each of our Named Executive Officers would have received under the employment termination scenarios (including, following a change of control) if employment termination were to have occurred on December 31, 2011. In calculating the value of equity-based awards, the presentation uses a price per Share of $76.86, the closing price of our Shares on the New York Stock Exchange on the last trading day in 2011. In addition, in estimating bonuses payable for the calculation of severance payments, we have used the actual bonuses paid in 2012 for 2011 performance (including, for these presentation purposes only, the value of all restricted units granted as a bonus in the first quarter of 2012). The actual amounts that would be paid on any termination of employment can only be determined at the time of any actual separation from the Company.

Steven Roth

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability
Bonus	—	—	—	—	—	—
Severance	—	—	—	—	—	—
Unvested Options	7,748,100	—	—	8,410,241	8,410,241	8,410,241
Unvested Restricted Units	—	—	—	11,687,946	11,687,946	—
Benefits Continuation	—	—	—	—	—	—
Total	7,748,100	—	—	20,098,187	20,098,187	8,410,241

Michael D. Fascitelli

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability
Bonus	—	—	—	—	1,000,000	—
Severance(3)	—	—	3,000,000	—	1,000,000	3,000,000
Unvested Options	—	—	—	8,410,241	8,410,241	8,410,241
Unvested Restricted Units	—	—	—	11,681,644	11,681,644	—
Benefits Continuation(4)	—	—	55,747	—	18,582	—
Total	—	—	3,055,747	20,091,885	22,110,467	11,410,241

2012 PROXY STATEMENT	VORNADO REALTY TRUST	39

Joseph Macnow

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability
Bonus	—	—	1,000,000	1,000,000	1,000,000	1,000,000
Severance	—	—	3,300,000	3,300,000	1,000,000	—
Unvested Options	1,033,080	—	1,317,129	1,317,129	1,317,129	1,317,129
Unvested Restricted Units	—	—	3,783,664	3,783,664	3,783,664	—
Benefits Continuation(4)	—	—	407,832	407,832	135,944	407,832
Total	1,033,080	—	9,808,625	9,808,625	7,236,737	2,724,961

David R. Greenbaum

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability
Bonus	—	—	1,550,000	1,550,000	—	1,550,000
Severance	—	—	6,750,000	6,750,000	1,000,000	—
Unvested Options	—	—	1,411,492	1,411,492	1,411,492	1,411,492
Unvested Restricted Units	—	—	4,495,695	4,495,695	4,495,695	—
Benefits Continuation(4)	—	—	151,058	151,058	50,353	151,058
Total	—	—	14,358,245	14,358,245	6,957,540	3,112,550

Mitchell N. Schear

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability
Bonus	—	—	1,500,000	1,500,000	1,500,000	—
Severance	—	—	2,000,000	2,000,000	—	—
Unvested Options	—	—	1,411,492	1,411,492	1,411,492	1,411,492
Unvested Restricted Units	—	—	4,436,897	4,436,897	4,436,897	—
Benefits Continuation(4)	—	—	—	—	—	—
Total	—	—	9,348,389	9,348,389	7,348,389	1,411,492
(1)	Payments upon retirement from the Company are available to those Named Executive Officers who retire after reaching the age of 65. At December 31, 2011, the only Named Executive Officers who, if they had retired at that date would have so qualified, are Mr. Roth and Mr. Macnow. Except as otherwise provided in these tables, no payments are due upon any other voluntary termination prior to retirement.

40	VORNADO REALTY TRUST	2012 PROXY STATEMENT

(2)	Under the terms of our award agreements for equity awards granted prior to 2012, unvested grants of options and restricted units will vest automatically upon a change of control without the need for termination of employment. For grants in 2012, our award agreements have been revised to provide that unvested grants of options and restricted units vest following a change of control only upon specified terminations of employment.

(3)	The severance payment shown for disability is the maximum possible payout. The total amount payable to Mr. Fascitelli upon disability is limited to the greater of (a) six months of benefits, and (b) benefits until such point as Mr. Fascitelli is eligible for long-term disability with the total payment not to exceed an amount equal to three years of salary. In addition, as of December 31, 2011, Mr. Fascitelli would have been entitled to a $3,000,000 severance payment upon a change of control, but, as his employment agreement has been subsequently amended to delete that provision, we have presented his severance benefits as they would have accrued had his current employment agreement, as amended, been in effect on December 31, 2011.

(4)	Information presented as to the costs of benefits is based on an estimated total annual cost of benefits for such Named Executive Officer. In certain cases, continued benefits made available following a termination will be less than the total benefits currently payable.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	41

COMPENSATION OF TRUSTEES

Trustees who are not officers of the Company receive an annual retainer and additional meeting fees for each Board or committee meeting attended. Messrs. Roth and Fascitelli received no compensation for their service as trustees. Non-management members of the Board of Trustees are compensated as follows: (1) each such member receives an annual retainer equal to $60,000; (2) each such member receives an annual grant of restricted shares or restricted units with a value equal to $90,000 (not to be sold while such member is a trustee, except in certain circumstances); (3) the Audit Committee Chairman receives an annual retainer of $50,000 and other Audit Committee members receive an annual retainer of $25,000; (4) the Chairman and members of all other committees (other than the Executive Committee) receive an annual retainer of $10,000 and $5,000, respectively; and (5) each such member receives a meeting fee of $1,000 for each Board and committee meeting attended.

The following table sets forth the compensation that was earned or paid in 2011 for the non-management members of our Board. Mr. Daniel Tisch joined our Board of Trustees in 2012 and did not receive any compensation in or for 2011.

Name	Fees Earned or Paid in Cash $	Share/Unit Awards $(1)	Total $
Candace K. Beinecke	80,000	68,775	148,775
Anthony W. Deering	97,000	66,373	163,373
Robert P. Kogod	83,994	68,775	152,769
Michael Lynne	88,000	66,373	154,373
David Mandelbaum	75,000	68,775	143,775
Ronald G. Targan	96,417	66,373	162,790
Richard R. West	140,100	68,775	208,875
Russell B. Wight, Jr.	75,000	72,374	147,374

(1)	The amounts presented in this column reflect the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted in 2011. The grant date fair value is the amount we would expense in our consolidated financial statements over the award’s anticipated vesting schedule. These amounts differ from that set forth in the first introductory paragraph above as that amount is based on the market price for our Shares on the date of grant. For additional information on our value assumptions, refer to footnote 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. Dividends are paid on both the vested and unvested portion of Restricted Share and Restricted Unit awards. For information concerning the aggregate equity awarded to trustees under our omnibus share plans, see Note 8 to the Principal Security Holders table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee, consisting of Dr. West and Messrs. Lynne and Targan, grants awards under the Company’s omnibus share plans and makes all other executive compensation determinations. Messrs. Roth and Fascitelli are the only officers or employees of the Company who are also members of the Board. There are no interlocking relationships involving the Board which require disclosure under the executive compensation rules of the SEC.

42	VORNADO REALTY TRUST	2012 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and our significant shareholders, trustees and our executive officers or their respective immediate family members are participants (including transactions required to be disclosed under Item 404 of Regulation S-K) to determine whether such persons have a direct or indirect material interest in the transaction. Our policy (as set forth in our Code of Business Conduct and Ethics) is to determine whether such an interest exists, applying the standards set forth in Item 404 of Regulation S-K and our Corporate Governance Guidelines. Our legal and financial staff is primarily responsible for the development and implementation of processes and controls to obtain information from our significant shareholders, trustees and our executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our Proxy Statement. We also disclose transactions or categories of transactions we consider in determining that a trustee is independent. In addition, our Audit Committee and/or our Corporate Governance and Nominating Committee reviews and, if appropriate, approves or ratifies any related person transaction that is required to be disclosed. These committees, in the course of their review of a disclosable related-party transaction consider: (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a trustee or executive officer to act in the best interest of the Company; and (6) any other matters these committees deem appropriate.

Transactions Involving Interstate Properties

As of March 30, 2012, Interstate and its partners collectively beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander’s outstanding common stock. Interstate is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the partners. Mr. Roth is our Chairman, the Managing General Partner of Interstate, and the Chairman of the Board and Chief Executive Officer of Alexander’s. Messrs. Mandelbaum and Wight are trustees of the Company and also directors of Alexander’s.

We manage and lease the real estate assets of Interstate pursuant to a management agreement for which we receive an annual fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and automatically renews unless terminated by either of the parties on 60 days’ notice at the end of the term. We believe, based upon comparable fees charged by other real estate companies, that the terms are fair to us. We earned $787,000 in management fees under the management agreement for the year ended December 31, 2011.

Transactions Involving Alexander’s

As of March 30, 2012, Interstate and its three general partners—Steven Roth (Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Alexander’s), David Mandelbaum (a trustee of the Company and director of Alexander’s) and Russell B. Wight, Jr. (a trustee of the Company and director of Alexander’s)—beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander’s outstanding common stock. The Company beneficially owns approximately 32% of the outstanding common stock of Alexander’s.

We manage, lease and develop Alexander’s properties pursuant to the agreements described below, which expire in March of each year and renew automatically.

Management and Development Agreements.    We receive an annual fee for managing Alexander’s and all of its properties equal to the sum of (i) $3,000,000, (ii) 3% of gross income from the Kings Plaza Regional Shopping Center, (iii) 2% of the gross income from the Rego Park II Shopping Center, (iv) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue, and (v) $256,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	43

In addition, we are entitled to a development fee of 6% of development costs, as defined, with minimum guaranteed fees of $750,000 per annum. During the year ended December 31, 2011, we recognized $730,000 of development fee income from Alexander’s.

Leasing Agreements.    We provide Alexander’s with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by Alexander’s tenants. In the event that third-party real estate brokers are used, our leasing fee increases by 1% and we are responsible for the fees to the third party. We are also entitled to a commission upon the sale of any of Alexander’s assets of 3% of gross proceeds, as defined, for asset sales of less than $50,000,000, or 1% of gross proceeds, as defined, for asset sales of $50,000,000 or more. The total of these amounts is payable to us annually in an amount not to exceed $4,000,000, with interest on the unpaid balance at one-year LIBOR plus 1.0% per annum (1.78% at December 31, 2011).

Other Agreements.    Building Maintenance Services (“BMS”), our wholly-owned subsidiary, supervises the cleaning, engineering and security services at Alexander’s Lexington Avenue and Kings Plaza properties for an annual fee of the cost for such services plus 6%. During the year ended December 31, 2011, we recognized $2,970,000 of income under these agreements.

During the year ended December 31, 2011, Alexander’s incurred $4,472,000 of leasing fees, $750,000 of development fees, $3,000,000 for management fees and $4,648,000 for property management and other fees under its agreements with the Company or BMS.

At December 31, 2011, Alexander’s owed the Company (i) $40,728,000 in leasing fees and (ii) $612,000 in management, property management and cleaning fees.

Certain Other Transactions or Relationships

With respect to our building at 888 Seventh Avenue, we are the lessee under a ground lease that expires in 2067. The lessor under the ground lease is a limited liability company that is owned by several members, some of which include trusts for the benefit of the family of Mr. David Mandelbaum (one of our trustees), his children, his brother, his sister and his sister’s family. Mr. Mandelbaum has no voting or pecuniary interest in these trusts or in the ground lease. The underlying fee property was purchased by the parents of Mr. Mandelbaum in 1961 and placed into trusts at that time for the benefit of their children and grandchildren. Since 1961, this property has been owned 20% by these trusts and, when the trusts expired, descendants of Mr. Mandelbaum’s parents. The remaining 80% of the limited liability company is owned by two unrelated families. One family owns 55% of the limited liability company and is its managing member. Mr. Mandelbaum’s personal interest in the property is an indirect 2.66% interest. We acquired the building at 888 Seventh Avenue (and the tenant’s interest under the ground lease) from an unrelated party in 1998. The limited liability company owning the ground receives under the ground lease an aggregate payment of $3,350,000 a year in rent.

In addition, on December 28, 2010, the Company acquired Wayne Town Center subject to a ground lease owned by members of David Mandelbaum’s family or trusts for their benefit. The rent on the ground lease in 2011 was $2,656,620 and increases at 6% per year. David Mandelbaum has no direct voting or pecuniary interest in the ground lease.

On November 16, 1999, the Company entered into an amended and restated credit agreement with Mr. Roth (the “Roth Credit Agreement”). The Roth Credit Agreement was with respect to loans originally made in 1992 and 1993 in connection with an early stock option exercise requested of Mr. Roth by the Company. The Roth Credit Agreement provided that the Company will provide loans to Mr. Roth of up to $15 million in the aggregate at any time outstanding on a secured basis for so long as he remains employed by the Company. On December 23, 2011, Mr. Roth repaid the $13,122,500 then owed to the Company under a promissory note, dated December 23, 2005 (the “Old Note”) together with all then accrued and unpaid interest. In addition, also on December 23, 2011, pursuant to the Roth Credit Agreement, Mr. Roth borrowed $13,122,500 from us as evidenced by a new promissory note in favor of the Company (the “New Note”). Mr. Roth repaid the New Note, with interest, in full on March 8, 2012. Pursuant to the Roth Credit Agreement, the New Note was secured, bore annual interest of 1.27% (the applicable Federal rate on December 23, 2011) and was scheduled to mature December 23, 2017. On December 31, 2011, the balance of this loan was $13,122,500 (the largest outstanding balance during 2011) and Mr. Roth paid us $631,947 in interest during the year.

44	VORNADO REALTY TRUST	2012 PROXY STATEMENT

As part of the acquisition by the Company of Charles E. Smith, the Company entered into a space sharing arrangement with Charles E. Smith Management LLC which is owned by Mr. Kogod, one of our trustees, and family members. This entity is not affiliated with the Company. Mr. Kogod and his spouse each owns a 25% interest in this entity. Under this arrangement, in 2011 Charles E. Smith Management LLC paid to Vornado rent of approximately $650,000 and was reimbursed by the Company in an amount of approximately $401,000.

Mr. Mitchell N. Schear joined the Company in April of 2003 and serves as the President of our Vornado/Charles E. Smith Washington DC Office Division. In connection with Mr. Schear joining the Company, the Company purchased the approximately 2.5% interest of his prior employer in the Waterfront project in Washington DC in which Mr. Schear and certain of his family members retained an approximately 1.125% personal interest. In connection with the sale of portions of this project in 2011 to unaffiliated third parties, Mr. Schear and certain of his family members received distributions of approximately $4.3 million in the aggregate.

Other Transactions Considered in Determining Trustee Independence

Michael Lynne, a trustee of the Company, served as the Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation until early 2008. New Line Cinema Corporation is a tenant at our building at 888 Seventh Avenue in New York City. The lease was negotiated prior to our purchasing the building and was renewed prior to Mr. Lynne joining our Board. Unique Features, of which Mr. Lynne is a principal, shares space with New Line Cinema Corporation at no direct cost to Unique Features.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	45

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purposes are to (i) assist the Board of Trustees (the “Board of Trustees” or the “Board”) of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company’s independent registered public accounting firm, and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement. The function of the Audit Committee is oversight. The Board of Trustees, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange (the “NYSE”), as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board of Trustees has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that each of Dr. West and Mr. Deering is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditors Communication With Those Charged With Governance (Codifications of Statements on Auditing Standards, AU380 — which supersedes SAS 61). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate.

Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2011, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.

DR. RICHARD R. WEST

ANTHONY W. DEERING

ROBERT P. KOGOD

46	VORNADO REALTY TRUST	2012 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) have been the Company’s independent registered public accounting firm since 1976. The Audit Committee selected the Deloitte Entities as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 as a result of a process most recently undertaken in 2008 and by which the Audit Committee and management solicited and received proposals from and met with and interviewed several other independent registered public accounting firms. The Audit Committee initiated this process after consultation with management because it determined that there were possible benefits to be considered with regard to cost, audit firm independence and obtaining a fresh look at the Company’s financial accounting and internal controls processes. This process was not related to the quality of services provided by the Deloitte Entities. After consideration of each of the proposals, the Audit Committee retained the Deloitte Entities as the Company’s independent registered public accounting firm and has determined to continue that retention for 2012. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, limitation of services and other regulations affecting the audit engagement process will substantially assist in supporting auditor independence. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the votes cast on the proposal, the Audit Committee will review its future selection of an independent registered public accounting firm but will retain all rights of selection.

Even if the selection of the Deloitte Entities is ratified at the Annual Meeting, the Audit Committee, in its discretion, may change the appointment at any time during the year.

We expect that representatives of the Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2011 and 2010, for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K, for the reviews of the consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934 during those fiscal years were $4,012,000 and $4,274,000, respectively.

Audit-Related Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2011 and 2010 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $2,227,000 and $2,167,000, respectively. “Audit-Related Fees” generally include fees for stand-alone audits of subsidiaries and due diligence associated with mergers/acquisitions.

Tax Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2011 and 2010 for professional services rendered for tax compliance, tax advice and tax planning were $761,000 and $835,000, respectively. “Tax Fees” generally include fees for tax consultations regarding return preparation and REIT tax law compliance.

All Other Fees

Other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” there were $70,000 and $0 other fees billed by the Deloitte Entities for the years ended December 31, 2011 and 2010, respectively.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	47

Pre-approval Policies and Procedures

In May 2003, the Audit Committee established a policy of reviewing and approving engagement letters with the Deloitte Entities for the services described above under “Audit Fees” before the provision of those services commences. For all other services, the Audit Committee has detailed policies and procedures pursuant to which it has pre-approved the use of the Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $250,000 on the amount of other services that the Deloitte Entities can provide the Company. Any services not specified that exceed the quarterly limit, or which would cause the amount of total other services provided by the Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by the Deloitte Entities. Since the adoption of such policies and procedures, all of such fees were approved by the Audit Committee in accordance therewith.

The Board of Trustees recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012.

The affirmative vote of holders of a majority of the votes cast on the proposal is required for its approval. Abstentions will have no effect on the result of this vote.

48	VORNADO REALTY TRUST	2012 PROXY STATEMENT

PROPOSAL 3: NON-BINDING VOTE ON ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section appearing earlier in this Proxy Statement describes our executive compensation program and the compensation decisions made by the Compensation Committee in or for 2011 with respect to our Chief Executive Officer and other officers named in the Summary Compensation Table (whom we refer to as the “Named Executive Officers”). As required by the rules and regulations of the SEC, the Board of Trustees is asking shareholders to cast a non-binding, advisory vote on the following resolution:

Advisory Resolution on Executive Compensation

Resolved: That the shareholders of Vornado Realty Trust (the “Company”) approve, by a non-binding resolution, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the tables and the related footnotes and narrative accompanying the tables contained in our “Executive Compensation” section).

Supporting Statement: In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our shareholders have the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers. At our 2011 Annual Meeting of Shareholders, our shareholders elected, via an affirmative vote of a majority of all votes cast, to hold such non-binding advisory votes on executive compensation on an annual basis, and, accordingly, we have elected to continue to annually hold an advisory vote on the compensation of our named executive officers.

Our executive compensation programs are described in detail in this Proxy Statement in the section titled “Compensation Discussion and Analysis” and the accompanying tables beginning on page —. These programs are designed to attract and retain talented individuals who possess the skills and expertise necessary to lead Vornado.

The Compensation Committee regularly assesses all elements of the compensation paid to our Named Executive Officers. After reviewing the results of the advisory vote on the compensation of our Named Executive Officers cast at the 2011 Annual Meeting of Shareholders and soliciting feedback from our shareholders during the course of the year on our executive compensation programs, the Compensation Committee implemented a series of modifications to our compensation programs to address the comments received from our shareholders. A summary of our current compensation programs, inclusive of the aforementioned modifications, is presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this Proxy Statement. The Compensation Committee believes that the Company’s present compensation programs promote in the best manner possible our business objectives while aligning the interests of the Named Executive Officers with our shareholders to enhance continued positive financial results. Our performance over the long-term supports this conclusion. The Company has continued to deliver positive long-term results to our shareholders and remains among the leaders in the REIT industry for total shareholder return over the last decade, with the Company’s TSR of approximately 187% for the ten-year period through 2011 significantly outperforming the MSCI REIT Index return of approximately 163% and the S&P 500 return of approximately 33% over the same period. The compensation programs for our Named Executive Officers are a key ingredient in motivating our executives to continue to deliver such results.

The affirmative vote of a majority of all the votes cast at the Annual Meeting at which a quorum is present will be required to approve, on an advisory basis, the compensation of our Named Executive Officers. The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Trustees. Nevertheless, the Board of Trustees values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

The Board of Trustees unanimously recommends a vote “FOR” the advisory resolution on executive compensation.

The affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Shareholder approval of this proposal would not be binding upon the Board of Trustees.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	49

PROPOSAL 4: SHAREHOLDER PROPOSAL RELATING TO A CHANGE IN THE VOTING STANDARD FOR TRUSTEE ELECTIONS

In accordance with the rules of the SEC, we have set forth below a shareholder proposal exactly as submitted on behalf of the United Brotherhood of Carpenters Pension Fund (for the purposes of this proposal, the “shareholder proponent”), along with the supporting statement of the shareholder proponent, for which the Company and the Board accept no responsibility. The address and information regarding the shareholder proponent’s shareholdings in the Company will be made available upon request. The shareholder proposal is required to be voted upon at the annual meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent. As explained below, the Board of Trustees recommends that you vote “AGAINST” the shareholder proposal.

Trustee Election Majority Vote Standard Proposal

Resolved: Article II (Meetings of Shareholders) Section 7 (Voting) of the Vornado Realty Trust Amended and Restated Bylaws is amended by deleting the first sentence therein that reads: “A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee.” In its place shall be inserted the following: “A majority of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be required to elect a Trustee, with a plurality vote standard retained for contested elections, that is, when the number of Trustee nominees exceeds the number of board seats.”

Supporting Statement: At last year’s annual meeting, shareholders at Vornado Realty Trust registered strong majority support (79% of the votes cast) for the proposal to adopt majority voting in director elections, despite the Board’s opposition. Despite this strong shareholder support for majority voting, Vornado Realty’s Board of Trustees has not acted to establish a majority vote standard, retaining its plurality vote standard. Many of Vornado Realty’s self-identified peer companies including Host Hotels & Resorts, Simon Property Group, Jones Lang LaSalle, Legg Mason and ProLogis have adopted majority voting.

Over the past six years, nearly 80% of the companies in the S&P 500 Index have adopted a majority vote standard in company bylaws, articles of incorporation, or charters. These companies have also adopted a director resignation policy that establishes a board·centered post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections.

Vornado Realty’s Board of Trustees should establish a majority vote standard in trustee elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a trustee nominee receive a majority of the votes cast in an election in order to be formally elected. Under the Company’s current plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee. We believe that a majority vote standard in board elections sets a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.

A majority vote standard combined with a post-election trustee resignation policy would establish a meaningful right for shareholders to elect trustees at Vornado Realty, while reserving for the Board an important post-election role in determining the continued status of an unelected director. Support for this proposal to put in place a majority vote standard will put Vornado Realty in the mainstream of major U.S. companies.

Board of Trustees Statement Opposing Shareholder Proposal

The Board of Trustees has carefully considered the proposal and, for the reasons described below, does not believe that it is in the best interests of the Company and its shareholders to provide for the election of trustees by a majority of the votes cast.

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In addition to the Board’s view, as expressed below, that the Company would be better served by not adopting a majority vote standard for the election of trustees, the Board objects to the proposal because it has the following significant flaws:

¢

The Proposal is improper under Maryland law (the jurisdiction of our formation) because, under the Company’s Declaration of Trust and Bylaws, shareholders do not have the power to amend the Bylaws; and

¢	The Proposal misleads the Company’s shareholders to believe that they have the power to amend the Company’s Bylaws.

As the Proposal is improper under Maryland law, we have been advised by Maryland counsel that, even if approved, the Bylaws of the Company would not be amended solely as a result of such approval and the Board would be under no obligation to implement such an amendment and as such, it is only a non-binding proposal.

The Company currently elects its trustees by a plurality-voting standard. Under plurality voting, nominees who receive the most affirmative votes are elected to the Board. Although the proponent states that under the plurality standard, a nominee can be elected with as little as a single affirmative vote (a highly-theoretical and speculative possibility for which the proponent cites no example), as a practical matter, all of the trustees have always been elected by a significant percentage of the Shares present at our annual meetings.

Although a number of corporations have moved to a majority-vote standard in recent years, our Board has determined not to follow this path for several reasons.

First, moving to majority election of trustees would have no impact on the right of shareholders to propose an alternate slate of trustees through a proxy contest—under the current form of majority election of directors bylaw being adopted by corporations and approved by proponents and proxy advisory firms, contested elections retain the plurality-voting standard. Thus, failing to take the action requested will not prevent our shareholders from seeking to replace any of the existing trustees with new candidates.

Second, failure to adopt majority election of trustees also has no effect on the right of shareholders to express disapproval of Board actions. The “withhold” vote is a well-established means of registering dissatisfaction, and there is no question that a substantial withhold vote would send a message and cause our Board to examine the reasons for the dissatisfaction. The use of the withhold vote, rather than causing one or more trustees not to be elected, provides the Board with the flexibility to determine whether such a vote was intended only to send a message to which the Board should react, or was an effort to remove a particular trustee from the Board. In either case, it would be a matter for serious consideration for the Board.

Finally, the Board is concerned that the majority-vote requirement contemplated by the proposal would significantly increase the influence of stockholder advisory firms and certain activist shareholders or special interest groups, whose interests and agenda may differ from those of our shareholders generally. Under majority election, because of the increased threat of one or more trustees not being reelected in a uncontested election, the Board may be forced either to follow the dictates of special interest groups, or to engage in expensive and distracting solicitation campaigns at each annual meeting for matters that generally are only peripherally related to the best interests of our Company and its shareholders. Furthermore, a majority-vote requirement could create the potential for hostile parties, who may not have the best interests of the Company and all of its shareholders in mind, to dictate, at little cost, risk or benefit to shareholders, the future of the Board and the Company.

Our Board fully appreciates the importance of the Annual Meeting in allowing shareholders the opportunity to put forward specific concerns they may have. At the same time, the Board does not believe that the only means of expressing that concern is the potential expulsion of one or more trustees from the Board should a hostile party solicit votes or should such Board members determine not to implement a shareholder proposal—which is the potential result of the majority-voting standard, as opposed to the withhold vote. This situation is exacerbated by the failure of many retail holders to return voting instructions, and the Company’s inability to contact many of such holders directly, the elimination of broker voting for trustees, the practices of empty voting and stock borrowing and the routine delegation by many institutional holders of their voting decisions to proxy advisory firms, without considering the merits of the matter at issue or the impact of following the recommendation.

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Our Board and management have always welcomed and frequently receive and respond to shareholder input. An example of this is our recent shareholder outreach to obtain feedback from our shareholders regarding our executive compensation program and the changes we implemented (with the approval of our Compensation Committee) based on that feedback and feedback from proxy advisory firms. See “Compensation Discussion and Analysis” for additional information regarding these changes. Our Board members believe that they are better informed to respond to shareholder concerns than others that may have special interests and who may be pursuing their own agenda and who, unlike our trustees, have no duty to act in the best interests of the Company. Consequently, our trustees believe it is their duty to retain as much flexibility to consider and negotiate these matters for the best interests of the Company rather than effectively abdicate these duties to influential special interests. Furthermore and importantly, our Board continues to believe that one of the best methods of aligning the interests of Board members with those of shareholders is a significant investment by Board members in shares of the Company. As of the record date, our Board members beneficially owned Shares having a value in excess of $1.7 Billion. Our Board believes that our Board members who have such a significant personal stake in the Company are more informed, more focused and better positioned to guide the Company’s future for the benefit of all shareholders than are special interest groups or opportunistic short-term investors.

The Board of Trustees unanimously recommends a vote “AGAINST” the proposal relating to the change in the voting standard.

The affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Shareholder approval of this proposal would not result in an amendment to our Bylaws because such authority is not granted to Shareholders under applicable law and our organizational documents and we have been advised that this proposal cannot be a binding proposal. As such, this proposal is only a recommendation to the Board of Trustees.

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PROPOSAL 5: SHAREHOLDER PROPOSAL RELATING TO DECLASSIFICATION OF THE BOARD OF TRUSTEES

In accordance with the rules of the SEC, we have set forth below a shareholder proposal submitted by the Illinois State Board of Investment (for the purposes of this proposal the “shareholder proponent”), along with the supporting statement of the shareholder proponent, for which the Company and the Board accept no responsibility. The address and information regarding the shareholder proponent’s shareholdings in the Company will be made available upon request. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent. As explained below, the Board of Trustees recommends that you vote “AGAINST” the shareholder proposal.

Proposal Relating to Declassification of the Board of Trustees

Resolved: That shareholders of Vornado Realty Trust urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

Supporting Statement: This resolution was submitted by the Illinois State Board of Investment. The Harvard Law School Shareholder Rights Project represented and advised the Illinois State Board of Investment in connection with this resolution.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 50%; and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010—June 30, 2011 exceeded 75%.

The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

¢	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

¢	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

¢	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

¢	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Please vote for this proposal to make directors more accountable to shareholders.

Board of Trustees Statement Opposing Shareholder Proposal

Our Board believes that declassification of the Board of Trustees would not serve the best interests of the Company and its shareholders. Accordingly, the Board of Trustees unanimously recommends a vote AGAINST the proposed resolution for reasons explained below.

The Company’s Declaration of Trust provides for the Board to be divided into three classes of trustees serving staggered three-year terms (a classified board). The Company has achieved its current size and success under the oversight of a classified board.

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The classified board, a feature of corporate governance that has been common for nearly a century, provides enhanced continuity and stability in the Board’s business strategies and policies. At all times, two-thirds of the trustees will have had prior experience and familiarity with oversight of the Company’s business and affairs while still annually providing an opportunity for the election of one-third of the Board with new trustees. This structure enables our Board to build on past experience and plan for a reasonable period into the future. A classified board encourages a long-term focus in the management of the business and affairs of the Company. In addition to providing experienced trustees, a classified board helps the Company attract and retain highly qualified individuals willing to commit the time and resources necessary to understand the Company and its management, operations and competitive environment.

As discussed below, independent studies have also shown that board classification tends to increase prices paid in takeovers and, in the event the Company ever becomes subject to an unsolicited takeover proposal, a classified board may give the Company valuable protection from a proposal that may be unfavorable to shareholders. A classified board permits greater time and a more orderly process for trustees to consider any takeover bids and to explore all alternatives to maximize shareholder value. A classified board makes it more likely that persons who may seek to acquire control of the Company will initiate such action through negotiations with the Board. At least two meetings of shareholders would generally be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of trustees provides the Board with an adequate opportunity to fulfill its duties to the Company’s shareholders to review any takeover proposal, study appropriate alternatives and act in the best interests of the Company.

The Board believes that the Proponent’s arguments in favor of declassification are open to question. Moreover, the “common wisdom” that a classified board structure is bad for stockholders has been questioned in academic studies. A study published in 2008 in the Journal of Financial Economics provides support for the Board’s belief that a classified board may actually benefit shareholders in takeover situations. In particular, the study reaches the following conclusions that are at odds with the arguments typically raised against classified boards:

¢

Shareholders of companies with a classified board that are involved in a takeover transaction receive a larger proportional share of the total value gains relative to the gains to target shareholders of companies with a single class of directors;

¢	Instead of entrenching management, board classification may improve the relative bargaining power of companies on behalf of their shareholders;

¢	Among companies for which bids have been made, companies with a classified board are acquired at an equivalent rate as companies with a declassified board; and

¢

The CEOs of companies with a classified board that are acquired wind up working for the acquirer, either as a director or manager, at a statistically equivalent rate as the CEOs of targets with a single class of directors, demonstrating that board classification does not facilitate selfdealing by incumbent managers in takeover situations.

See Thomas W. Bates, David A. Becher & Michael L. Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control, 87 J.Fin.Econ. 656 (2008) (available at SSRN: http://ssrn.com/abstract=923408).

Another more recent article, Esteban L. Afonso and M. Babajide Wintoki, Explaining the Staggered Board Discount (October 4, 2011) (available at SSRN: http://ssrn.com/abstract=1927471), concludes that staggered boards do not cause a loss of firm value after adoption and goes on to provide alternative explanations for a number of additional conclusions reached in the studies cited in the shareholder proposal. This study states in part as follows:

“Empirical analysis that attempts to measure the cross-sectional relationship between firm value and staggered boards, without accounting for the underlying characteristics driving the choice to have a staggered board, will find a negative relationship. Such an analysis will conclude wrongly that staggered boards cause lower firm value when it is actually low firm value causing the presence of the staggered board.

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It is even theoretically possible that staggered boards actually create value for shareholders by allowing managers to extract higher premiums from acquirers and preventing hostile bidders who make inadequate offers from successfully taking over the firm (DeAngelo and Rice, 1983; Stulz, 1988). Stein (1988, 1989) argues that anti-takeover provisions may also enhance firm value by making managers less myopic. According to Stein, managers under constant threat of replacement are likely to make choices that boost short-term earnings rather than maximize the long-run value of the firm. Staggered boards align managers’ incentives so that they pursue the latter.”

Notwithstanding the trend toward declassification cited in the shareholder proposal, your Board firmly believes that the current classified board structure gives the Board an opportunity to consider any offer that is made and, where appropriate, negotiate the best possible sale price or other terms for the benefit of our shareholders. Those members of our management and Board who participated in the acquisition of our Company know from personal experience at that time, that the classified board did not deter a takeover proposal and served very well to protect the interests of the then-existing shareholders of the Company.

Importantly, as the ability for brokers to vote shares for which they have not received voting instructions has been eliminated, our Board believes that a system of annual elections of all its trustees would make our Company more vulnerable to unsolicited takeovers at share prices which, particularly in this economic environment, may be depressed. With the changes in the rules regarding broker voting and rise in the importance of special interests and the ability of speculators to accumulate significant voting positions, our Board believes that, more than ever, a classified board is an extremely important tool in preserving and enhancing shareholder value.

The Board of Trustees unanimously recommends a vote “AGAINST” the proposal relating to the declassification of the Board of Trustees.

The affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Shareholder approval of this proposal would not result in the annual election of all of our Trustees. If approved, the proposal would be a non-binding recommendation to the Board of Trustees to propose an amendment of our Declaration of Trust to declassify the Board of Trustees that under the terms of our Declaration of Trust would take effect only if and when approved by our shareholders.

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INCORPORATION BY REFERENCE

To the extent this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections entitled “Compensation Committee Report on Executive Compensation” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless provided otherwise in such filing.

ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought, before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of each of the individuals named in the accompanying proxy to vote said proxy in accordance with their discretion on such matters.

PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE

We have established procedures by which shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card accompanying this Proxy Statement for specific instructions on how to authorize your proxy by any of these methods.

Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 23, 2012. Authorizing your proxy via the Internet or by telephone will not affect the right to revoke your proxy should you decide to do so.

The Internet and telephone proxy authorization procedures are designed to authenticate shareholders’ identities and to allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies that must be borne by the shareholder.

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

The Bylaws of the Company currently provide that in order for a shareholder to nominate a candidate for election as a trustee at an Annual Meeting of Shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting and must include certain information specified in the Bylaws. As a result, under the current Bylaws, any notice given by or on behalf of a shareholder pursuant to the provisions of our Bylaws must comply with the requirements of the Bylaws and be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, between and including January 24, 2013 and February 23, 2013. The Board of Trustees may amend the Bylaws from time-to-time.

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the Company’s Annual Meeting of Shareholders in 2013 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than December 14, 2012.

By Order of the Board of Trustees,

Alan J. Rice

Secretary

New York, New York

April 13, 2012

It is important that proxies be returned promptly. Please authorize your proxy over the Internet, by telephone or by requesting, executing and returning a proxy card or voting instruction form.

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ANNEX A

CORPORATE GOVERNANCE GUIDELINES

I. Introduction

The Board of Trustees of Vornado Realty Trust (the “Trust”), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Trust’s Amended and Restated Declaration of Trust and Amended and Restated Bylaws, in each case as amended.

II. Board Composition

The composition of the Board should balance the following goals:

¢	The size of the Board should facilitate substantive discussions of the whole Board in which each Trustee can participate meaningfully;

¢	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Trust’s business; and

¢

A majority of the Board shall consist of Trustees who the Board has determined are “independent” under the Corporate Governance Rules (the “NYSE Rules”) of The New York Stock Exchange, Inc. (the “NYSE”).

III. Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Trust’s Chief Executive Officer in the manner it considers in the best interests of the Trust at any given point in time. These positions may be filled by one individual or by two different individuals.

IV. Selection of Trustees

Nominations. The Board is responsible for selecting the nominees for election to the Trust’s Board of Trustees. The Trust’s Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of Trustees or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The members of the Corporate Governance and Nominating Committee may, in their discretion, work or otherwise consult with members of management of the Trust in preparing the Committee’s recommendations.

Criteria. The Board should, based on the recommendation of the Corporate Governance and Nominating Committee, select new nominees for the position of independent Trustee considering the following criteria:

¢	Personal qualities and characteristics, accomplishments and reputation in the business community;

¢	Current knowledge and contacts in the communities in which the Trust does business and in the Trust’s industry or other industries relevant to the Trust’s business;

¢	Ability and willingness to commit adequate time to Board and committee matters;

¢	The fit of the individual’s skills and personality with those of other Trustees and potential Trustees in building a Board that is effective, collegial and responsive to the needs of the Trust; and

¢	Diversity of viewpoints, experience and other demographics.

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Independence Standards. To qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Trustee has no material relationship with the Trust and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence. For purposes of these standards, references to the “Trust” will mean Vornado Realty Trust and its consolidated subsidiaries.

The following relationships have been determined not to be material relationships that would categorically impair a Trustee’s ability to qualify as independent:

1.	Payments to and from other organizations. A Trustee’s or his immediate family member’s status as executive officer or employee of an organization that has made payments to the Trust, or that has received payments from the Trust, not in excess of the greater of:

(i)	$1 million; or

(ii)	2% of the other organization’s consolidated gross revenues for the fiscal year in which the payments were made.

In the case where an organization has received payments that ultimately represent amounts due to the Trust and such amounts are not due in respect of property or services from the Trust, these payments will not be considered amounts paid to the Trust for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.

2.	Beneficial ownership of the Trust’s equity securities. Beneficial ownership by a Trustee or his immediate family member of not more than 10% of the Trust’s equity securities. A Trustee or his immediate family member’s position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than 10% of the Trust’s equity securities.

3.	Common ownership with the Trust. Beneficial ownership by, directly or indirectly, a Trustee, either individually or with other Trustees, of equity interests in an organization in which the Trust also has an equity interest.

4.	Directorships with, or beneficial ownership of, other organizations. A Trustee’s or his immediate family member’s interest in a relationship or transaction where the interest arises from either or both of:

(i)	his or his family member’s position as a director with an organization doing business with the Trust; or

(ii)	his or his family member’s beneficial ownership in an organization doing business with the Trust so long as the level of beneficial ownership in the organization is 25% or less, or less than the Trust’s beneficial ownership in such organization, whichever is greater.

5.	Affiliations with charitable organizations. The affiliation of a Trustee or his immediate family member with a charitable organization that receives contributions from the Trust, or an affiliate of the Trust, so long as such contributions do not exceed for a particular fiscal year the greater of:

(i)	$1 million; or

(ii)	2% of the organization’s consolidated gross revenues for that fiscal year.

6.	Relationships with organizations to which the Trust owes money. A Trustee’s or his immediate family member’s status as an executive officer or employee of an organization to which the Trust was indebted at the end of the Trust’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Trust’s total consolidated assets.

7.	Relationships with organizations that owe money to the Trust. A Trustee’s or his immediate family member’s status as an executive officer or employee of an organization which is indebted to the Trust at the end of the Trust’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization’s total consolidated assets.

58	VORNADO REALTY TRUST	2012 PROXY STATEMENT

8.	Personal indebtedness to the Trust. A Trustee’s or his immediate family member’s being indebted to the Trust at any time since the beginning of the Trust’s most recently completed fiscal year so long as such amount does not exceed the greater of:

(i)	$1 million; or

(ii)	2% of the individual’s net worth.

9.	Leasing or retaining space from the Trust. The leasing or retaining of space from the Trust by:

(i)	a Trustee;

(ii)	a Trustee’s immediate family member; or

(iii)	an affiliate of a Trustee or an affiliate of a Trustee’s immediate family member;

so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

10.	Other relationships that do not involve more than $100,000. Any other relationship or transaction that is not covered by any of the categorical standards listed above and that do not involve payments of more than $100,000 in the most recently completed fiscal year of the Trust.

11.	Personal relationships with management. A personal relationship between a Trustee or a Trustee’s immediate family member with a member of the Trust’s management.

12.	Partnership and co-investment relationships between or among Trustees. A partnership or co-investment relationship between or among a Trustee or a Trustee’s immediate family member and other members of the Trust’s Board of Trustees, including management Trustees, so long as the existence of the relationship has been previously disclosed in the Trust’s reports and/or proxy statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Trustee’s obligation to disclose the transaction or relationship to the Trust, the Board of Trustees or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Trustee qualified as independent or not, may be made by the Corporate Governance and Nominating Committee or the Board. The Trust shall explain in the annual meeting proxy statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.

Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO of the Trust, together with an independent Trustee, when deemed appropriate.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new Trustees, including background material on the Trust, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Trust will reimburse Trustees for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Trust.

V. Election Term

The Board does not believe it should establish term limits.

VI. Retirement of Trustees

The Board believes it should not establish a mandatory retirement age.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	59

VII. Board Meetings

The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.

The agenda for each Board meeting will be established by the Chairman and CEO, with assistance of the Trust’s Secretary and internal Corporation Counsel. Any Board member may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Trustees an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Trustees to make an informed judgment.

VIII. Executive Sessions

To ensure free and open discussion and communication among the non-management Trustees, the non-management Trustees will meet in executive sessions periodically, with no members of management present. Non-management Trustees who are not independent under the NYSE Rules may participate in these executive sessions, but independent Trustees should meet separately in executive session at least once per year.

At any time that the independent Trustees have not appointed a Lead Trustee or the Lead Trustee is not present, the participants in any executive sessions will select by majority vote of those attending a presiding Trustee for such sessions or any such session.

In order that interested parties may be able to make their concerns known to the non-management Trustees, the Trust shall disclose a method for such parties to communicate directly with the presiding trustee or the non-management trustees as a group. For the purposes hereof, communication through a third-party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.

IX. The Committees of the Board

The Trust shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee, the Compensation Committee and a nominating/corporate governance committee, which in our Trust is called the Corporate Governance and Nominating Committee. Each of these three committees must have a written charter satisfying the rules of the NYSE.

All trustees, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least such number of trustees as may be required by the NYSE Rules who the Board has determined are “independent” under the NYSE Rules. Any additional qualifications for the members of each committee shall be set out in the respective committees’ charters. A trustee may serve on more than one committee for which he or she qualifies.

Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the Committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.

60	VORNADO REALTY TRUST	2012 PROXY STATEMENT

X. Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI. Lead Trustee

The independent Trustees will annually elect an independent Trustee to serve as Lead Trustee. The Lead Trustee will serve as a resource to the Chairman and to the other independent Trustees, coordinating the activities of the independent Trustees. The Lead Trustee will perform such other duties and responsibilities as the Board may determine.

The Board has determined that the Lead Trustee should have the following specific duties and responsibilities:

(i)	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Trustees;

(ii)	Serve as liaison between the Chairman and the independent Trustees;

(iii)	Consult with the Chairman as to an appropriate schedule of board meetings;

(iv)	Consult with the Chairman as to agenda items and materials sent in advance of board meetings, provided that all Trustees may suggest items for inclusion on the agenda; and

(v)	Call meetings of the independent Trustees when necessary and appropriate.

XII. Executive Compensation

Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Trust against the Trust’s goals and objectives and approves the compensation level of the CEO.

Evaluating and Approving the Compensation of Management. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.

XIII. Board Compensation

The Board should conduct a review at least once every three years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.

XIV. Prohibition on Short Sales

In accordance with Federal securities laws, the Company should prohibit short sales by our executive officers of our equity securities.

XV. Expectations of Trustees

The business and affairs of the Trust shall be managed under the direction of the Board in accordance with Maryland law. In performing his or her duties, the primary responsibility of the trustees is to exercise his or her business judgment in the best interests of the Trust. The Board has developed a number of specific expectations of trustees to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

2012 PROXY STATEMENT	VORNADO REALTY TRUST	61

Commitment and Attendance. All independent and management trustees should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.

Participation in Meetings. Each trustee should be sufficiently familiar with the business of the Trust, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a trustee may have about any aspect of the Trust’s business. Trustees should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

Loyalty and Ethics. In their roles as Trustees, all Trustees owe a duty of loyalty to the Trust. This duty of loyalty mandates that the best interests of the Trust take precedence over any interests possessed by a Trustee.

The Trust has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Trustees, particularly with respect to transactions in the securities of the Trust, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Trust. Trustees should be familiar with the Code’s provisions in these areas and should consult with any member of the Trust’s Corporate Governance and Nominating Committee or the Trust’s internal Corporation Counsel in the event of any concerns. The Corporate Governance and Nominating Committee is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.

Other Directorships. The Trust values the experience Trustees bring from other boards on which they serve, but recognizes that those boards may also present demands on a Trustee’s time and availability and may present conflicts or legal issues. Trustees should advise the Chairman of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

Contact with Management. All Trustees are invited to contact the CEO at any time to discuss any aspect of the Trust’s business. Trustees will also have complete access to other members of management. The Board expects that there will be frequent opportunities for Trustees to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

Contact with Other Constituencies. It is important that the Trust speaks to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each Trustee shall maintain the confidentiality of information received in connection with his or her service as a Trustee.

XVI. Evaluating Board Performance

The Board, acting through the Corporate Governance and Nominating Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee should periodically consider the mix of skills and experience that Trustees bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.

62	VORNADO REALTY TRUST	2012 PROXY STATEMENT

XVII. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

888 Seventh Avenue, New York, New York 10019

VORNADO REALTY TRUST 888 SEVENTH AVENUE NEW YORK, NY 10019

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # g	000000000000

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Trustees recommends you vote FOR the following:			☐	☐	☐
1.	Election of Trustees
Nominees
01	Steven Roth 02 Michael D. Fascitelli 03 Russell B. Wight, Jr.
The Board of Trustees recommends you vote FOR proposals 2 and 3.								For	Against	Abstain
2	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.							☐	☐	☐
3	NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION.							☐	☐	☐
The Board of Trustees recommends you vote AGAINST proposals 4 and 5.								For	Against	Abstain
4	NON-BINDING SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING.							☐	☐	☐
5	NON-BINDING SHAREHOLDER PROPOSAL REGARDING ESTABLISHING ONE CLASS OF TRUSTEES TO BE ELECTED ANNUALLY.							☐	☐	☐
NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
				JOB #				SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

VORNADO REALTY TRUST This proxy is solicited on behalf of the Board of Trustees for the 2011 Annual Meeting of Shareholders May 24th, 2012 11:30 A.M.

The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the 2012 Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 24, 2012 at 11:30 A.M., local time, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2011 Annual Report to Shareholders is hereby acknowledged. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) “FOR” THE ELECTION OF EACH NOMINEE FOR TRUSTEE, (2) “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (3) “FOR” THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION, (4) “AGAINST” THE NON-BINDING SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING AND (5) “AGAINST” THE NON-BINDING SHAREHOLDER PROPOSAL REGARDING ESTABLISHING ONE CLASS OF TRUSTEES TO BE ELECTED ANNUALLY. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE HOLDER ON ANY POSTPONEMENT THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side